Exhibit 4.ii.a

EXECUTION COPY

The Mosaic Company

7 3/8% Senior Notes Due 2014

7 5/8% Senior Notes Due 2016

INDENTURE

Dated as of December 1, 2006

U.S. Bank National Association

Trustee

CROSS-REFERENCE TABLE

TIA Section	Indenture Section**\
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	11.02
(d)	7.06
314(a)	4.02;
4.13; 11.02
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	4.14
315(a)	7.01
(b)	7.05; 11.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(last sentence)	11.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	11.01

N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

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Rule 144A/Regulation S/IAI Appendix

Exhibit 1 –	Form of Initial 2014 Security

Exhibit 2 –	Form of Initial 2016 Security

Exhibit A –	Form of 2014 Exchange Security

Exhibit B –	Form of 2016 Exchange Security

Exhibit 3 –	Form of Transferee Letter of Representation for 2014 Notes

Exhibit 4 –	Form of Transferee Letter of Representation for 2016 Notes

-iv-

INDENTURE dated as of December 1, 2006 among THE MOSAIC COMPANY, a Delaware corporation (the “Company”), the Subsidiary Guarantors listed on the signature pages hereto, each other Subsidiary Guarantor from time to time party hereto and U.S. Bank National Association, a national banking association (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Initial Securities and, if and when issued pursuant to a registered exchange for Initial Securities, the Exchange Securities:

ARTICLE 1

Definitions and Incorporation by Reference

SECTION 1.01. Definitions.

“2014 Securities” means the 7 3/8% Senior Notes due 2014 issued pursuant to this Indenture, including the Initial 2014 Securities, the 2014 Exchange Securities and the Additional 2014 Securities, if any, treated as a single class.

“2016 Securities” means the 7 5/8% Senior Notes due 2016 issued pursuant to this Indenture, including the Initial 2016 Securities, the 2016 Exchange Securities and the Additional 2016 Securities, if any, treated as a single class.

“Acquired Indebtedness” means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries, or is assumed by the Company or any of the Restricted Subsidiaries in connection with the acquisition of assets from such Person, and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition, except for Indebtedness of a Person or any of its Subsidiaries that is repaid at the time such Person becomes a Restricted Subsidiary or at the time it merges or consolidates with the Company or any of the Restricted Subsidiaries.

“Additional 2014 Securities” means 2014 Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.03, it being understood that any 2014 Securities issued in exchange for or replacement of any Initial 2014 Security issued on the Issue Date, including any such 2014 Securities issued pursuant to a Registration Rights Agreement, shall not be an Additional 2014 Security.

“Additional 2016 Securities” means 2016 Securities issued under this Indenture after the Issue Date and in compliance with Sections 2.13 and 4.03, it being understood that any 2016 Securities issued in exchange for or replacement of any Initial 2016 Security issued on the Issue Date, including any such Securities issued pursuant to a Registration Rights Agreement, shall not be an Additional 2016 Security.

“Additional Securities” means, collectively, the Additional 2014 Securities and the Additional 2016 Securities, if any.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after December 1, 2010, in the case of any 2014 Security, or December 1, 2011, in the case of any 2016 Security, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus .50%.

“Affiliate” means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Applicable Premium” means with respect to a Security at any redemption date, the greater of (i) 1.00% of the principal amount of such Security and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Security on December 1, 2010, in the case of any 2014 Security, or December 1, 2011, in the case of any 2016 Security (in each case, such redemption price being described in the table set forth in paragraph 5 of the applicable Securities exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Security through December 1, 2010, in the case of any 2014 Security, or December 1, 2011, in the case of any 2016 Security (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Security on such redemption date.

“asset” means any asset or property.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value (including any Sale and Leaseback Transaction) by the Company or any of the Restricted Subsidiaries to any Person other than the Company or any of the Restricted Subsidiaries of (x) any Capital Stock of any Restricted Subsidiary; or (y) any other assets of the Company or any of the Restricted Subsidiaries other than in the ordinary course of business; provided, however, that Asset Sales shall not include:

(1) any transaction or series of related transactions involving the sale, issuance, conveyance, lease, assignment or other transfer by the Company or any of the Restricted Subsidiaries of any asset or assets with an aggregate fair market value (as reasonably determined in good faith by the Board of Directors or a senior officer of the Company) of less than $25.0 million,

(2) sales of accounts receivable and related assets of the type specified in the definition of Qualified Securitization Transaction to a Securitization Entity for the fair market value thereof to the extent such Securitization Entity incurs Indebtedness specified by clause (14) of the definition of Permitted Indebtedness,

(3) a transfer of accounts receivables and related assets of the type specified in the definition of Qualified Securitization Transaction (or a fractional undivided interest therein) by a Securitization Entity in a Qualified Securitization Transaction,

(4) sales or grants of licenses to use the patents, trade secrets, know-how and other intellectual property of the Company or any of the Restricted Subsidiaries to the extent that such license does not prohibit the Company or any of the Restricted Subsidiaries from using the intellectual property licensed and does not require the Company or any of the Restricted Subsidiaries to pay any fees for any such use,

(5) the sale, issuance, lease, conveyance, assignment, disposition or other transfer

(i) of all or substantially all of the assets of the Company as permitted under Section 5.01,

(ii) of any Capital Stock or other ownership interest in or assets of an Unrestricted Subsidiary or a Person that is not a Subsidiary,

(iii) pursuant to any foreclosure of assets or other remedy provided by applicable law by a creditor of the Company or any of its Subsidiaries with a Lien on such assets, which Lien is permitted under this Indenture,

(iv) involving only Cash Equivalents or inventory in the ordinary course of business or obsolete equipment or

(v) including only the lease or sublease of any real or personal property in the ordinary course of business,

(6) the consummation of any transaction (other than any Florida Land Transaction) covered by and effected in accordance with the terms of Section 4.04,

(7) any Florida Land Transaction, provided that any Net Cash Proceeds therefrom are applied in compliance with the requirements applicable to an Asset Sale set forth in Section 4.06 or to make an investment or expenditure related to the operations or business of a Florida Land Subsidiary,

(8) the discount or sale, in each case without recourse and in the ordinary course of business, of receivables more than 90 days overdue and arising in the ordinary course of business, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables),

(9) the factoring, securitization or other disposition of receivables of Foreign Subsidiaries, in each case to the extent either (i) resulting in Indebtedness permitted under clause (18) of the definition of Permitted Indebtedness or (ii) made pursuant to a true sale thereof to a purchaser that is not an Affiliate of the Company, and

(10) the discount by Foreign Subsidiaries and Mosaic Crop Nutrition, LLC of letters of credit received by them to support or pay accounts receivable arising from the sale by such Foreign Subsidiaries or Mosaic Crop Nutrition, LLC of inventory in the ordinary course of business (including the transfer, without recourse, of the accounts receivable supported or to be paid by such discounted letters of credit); provided that the total discount from face value of the letters of credit and associated accounts receivable resulting from transfers permitted by this clause will not exceed $1.0 million in any fiscal year.

“Board of Directors” means (1) as to any Person that is a corporation, the board of directors of such Person or any duly authorized committee thereof and (2) as to any other Person, the functionally comparable body of such Person or any duly authorized committee thereof.

“Brazil Transaction” means any transaction pursuant to which the Company or any Restricted Subsidiary sells, conveys, transfers, assigns or otherwise transfers any assets located in Brazil owned by the Company or any such Restricted Subsidiary on the Issue Date (including the Capital Stock of any Restricted Subsidiary organized in Brazil) to another Person, in exchange for Capital Stock or other assets of that Person; provided that the aggregate net book value of all assets sold, conveyed, transferred, assigned or otherwise transferred pursuant to all such transactions since the Issue Date (other than Investments existing on the Issue Date in joint ventures located in Brazil that are not Restricted Subsidiaries) shall not exceed $150.0 million.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, interests or participations in, or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person, and

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Capitalized Lease Obligation” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation will be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of penalty. For purposes of Section 4.11, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Cargill” means Cargill, Incorporated, a Delaware corporation, and any successor thereto.

“Cash Equivalents” means:

(1) a marketable obligation, maturing within two years after issuance thereof, issued or guaranteed by the United States of America or an instrumentality or agency thereof;

(2) a certificate of deposit or banker’s acceptance, maturing within one year after issuance thereof, issued by any lender under the Credit Agreement, a U.S. national or state bank or trust company or a European, Canadian or Japanese bank, in each case having capital, surplus and undivided profits of at least $100.0 million and whose long-term unsecured debt has a rating of A or better by S&P or Fitch, A2 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency (provided that the aggregate face amount of all Investments in certificates of deposit or bankers’ acceptances issued by the principal offices of or branches of such European or Japanese banks located outside the United States shall not at any time exceed 33-1/3% of all Investments described in this definition);

(3) open market commercial paper, maturing within 270 days after issuance thereof, which has a rating of A-2 or better by S&P or Fitch, P-2 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency;

(4) repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution that has been elected primary government securities dealers by the Federal Reserve Board or whose securities are rated AA- or better by S&P or Fitch, Aa3 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or instrumentality thereof and backed by the full faith and credit of the United States of America;

(5) “money market” preferred stock maturing within six months after issuance thereof or municipal bonds issued by a corporation organized under the laws of any state of the United States of America, which has a rating of A or better by S&P, Moody’s or Fitch or the equivalent rating by any other nationally recognized rating agency;

(6) in the case of any Foreign Subsidiary, (i) marketable direct obligations issued by, or unconditionally guaranteed by, the sovereign nation in which such Foreign Subsidiary is organized and is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by S&P or Fitch or A2 by Moody’s or carries an equivalent rating from a comparable foreign rating agency, (ii) investments of the type and maturity described in clauses (2) through (4) above of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies or (iii) repurchase agreements and reverse repurchase agreements with a term not in excess of one year with any financial institution whose securities are rated AA- or better by S&P or Fitch, Aa3 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency relating to investments of the type and maturity described in clause (2) above of foreign obligors which obligors have ratings described in clause (2) or equivalent ratings from comparable foreign ratings agencies;

(7) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated at least AAA by S&P or Fitch or at least Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000;

(8) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P, Moody’s or Fitch;

(9) tax exempt floating rate option tender bonds backed by letters of credit issued by a U.S. national or state bank whose long-term unsecured debt has a rating of AA or better by S&P or Fitch, Aa2 or better by Moody’s or the equivalent rating by any other nationally recognized rating agency; and

(10) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or Fitch, at least Aaa or the equivalent thereof by Moody’s or any other mutual fund at least 95% of whose assets consist of the type specified in clauses (1) through (6) above.

“Change of Control” means the occurrence of the following:

(1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) (other than a Permitted Holder) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities representing 50% or more of the voting power of all Voting Stock of the Company; or

(2) Continuing Directors shall cease to constitute at least a majority of the directors constituting the Board of Directors of the Company; or

(3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and the Restricted Subsidiaries taken as a whole to any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than a wholly owned Restricted Subsidiary of the Company or a Permitted Holder; or

(4) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction or series of related transactions in which immediately after the consummation thereof Persons beneficially owning (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of the Company immediately prior to such consummation do not beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, Voting Stock (other than Disqualified Capital Stock) representing a majority of the total voting power of the Voting Stock of the Company or the surviving or transferee Person; or

(5) the adoption by the stockholders of the Company of a plan or proposal for the liquidation or dissolution of the Company.

For the avoidance of doubt, no Change of Control shall be deemed to occur if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of securities representing 50% or more of the voting power of all Voting Stock of Cargill.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

“Commodity Agreement” means any commodity futures contract, commodity option or other similar agreement or arrangement entered into by the Company or any of the Restricted Subsidiaries.

“Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the date of issuance of the Securities or issued thereafter, and includes, without limitation, all series and classes of such common stock.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Securities from the redemption date to December 1, 2010, in the case of any 2014 Security, or December 1, 2011, in the case of any 2016 Security, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to December 1, 2010, in the case of any 2014 Security, or December 1, 2011, in the case of any 2016 Security.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

“Consolidated Adjusted Indenture EBITDA” means, for any period, the sum (without duplication) of

(1) Consolidated Net Income for such period, and

(2) to the extent Consolidated Net Income for such period has been reduced thereby,

(A)	all income taxes of the Company and the Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses or taxes attributable to gains or losses on sales, transfers or other dispositions outside the ordinary course of business if such gains or losses are excluded from the calculation of Consolidated Net Income),

(B)	Consolidated Interest Expense,

(C)	Consolidated Non-Cash Charges less any non-cash items (other than accruals of revenues in accordance with GAAP) increasing Consolidated Net Income for such period,

(D)	Non-Cash Asset Write-Downs, and

(E)	fees and expenses related to any offering by the Company of its Capital Stock,

all as determined on a consolidated basis for the Company and the Restricted Subsidiaries in accordance with GAAP.

Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and Consolidated Non-Cash Charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute Consolidated Adjusted Indenture EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of (x) Consolidated Adjusted Indenture EBITDA for the four full fiscal quarters for which financial statements are available (the “Four Quarter Period”) ending on or most recently prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to (y) Consolidated Fixed Charges for the Four Quarter Period.

For purposes of this definition, “Consolidated Adjusted Indenture EBITDA” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act to the incurrence or repayment of any Indebtedness of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period.

In addition, Investments (including any Designation of Unrestricted Subsidiaries), Revocations, acquisitions, dispositions, mergers and consolidations that have been made by the Company or any of the Restricted Subsidiaries during the Four Quarter Period or subsequent to the Four Quarter Period and on or prior to the

Transaction Date shall be given effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act, to the extent applicable, assuming that all such Investments, Revocations, acquisitions, dispositions, mergers and consolidations (and the reduction or increase of any associated Consolidated Interest Expense, and the change in Consolidated Adjusted Indenture EBITDA, resulting therefrom, including because of Pro Forma Cost Savings) had occurred on the first day of the Four Quarter Period. If, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, Revocation, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, Revocation, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable Four Quarter Period.

If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a Person other than the Company or a Restricted Subsidiary, the preceding paragraph will give effect to the incurrence of such guaranteed Indebtedness as if the Company or the Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the “Consolidated Fixed Charge Coverage Ratio,”

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the weighted average rate of interest during the Four Quarter Period;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the weighted average rate per annum during the Four Quarter Period resulting after giving effect to the operation of such agreements.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of

(1) Consolidated Interest Expense for such period, plus

(2) the product of

(A)	the amount of all dividend payments on any series of Preferred Stock of the Company and the Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock and other than dividends paid to the Company or to a Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period, and

(B)	a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of the issuer of such Preferred Stock, expressed as a decimal.

“Consolidated Interest Expense” means, for any period, the sum of, without duplication:

(1) the aggregate of the interest expense of the Company and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, plus, to the extent not included in such aggregate interest expense and to the extent incurred by the Company and the Restricted Subsidiaries, without limitation,

(A) any amortization of debt discount and amortization of deferred financing costs,

(B) the net costs under Interest Swap Obligations,

(C) all capitalized interest,

(D) non-cash interest expense,

(E) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing,

(F) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary,

(G) interest incurred in connection with Investments in discontinued operations,

(H) the interest portion of any deferred payment obligation; and

(2) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP;

provided that any interest expense related to Indebtedness incurred pursuant to clause (19) or (21) of the definition of Permitted Indebtedness shall not be included.

Notwithstanding anything to the contrary contained herein, commissions, discounts, yield and other fees and charges incurred in connection with any transaction (including any Qualified Securitization Transaction) pursuant to which the Company or any Subsidiary of the Company may sell, convey or otherwise transfer or grant a security interest in any accounts receivable or related assets of the type specified in the definition of “Qualified Securitization Transaction” shall be included in Consolidated Interest Expense.

“Consolidated Leverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries as of such date of determination to (y) Consolidated Adjusted Indenture EBITDA for the Four Quarter Period ending on or most recently prior to the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (the “Leverage Ratio Transaction Date”).

For purposes of this definition, the amount of Indebtedness and “Consolidated Adjusted Indenture EBITDA” shall be calculated after giving effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act to the incurrence or repayment of any Indebtedness of the Company or any of the Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and prior to the Leverage Ratio Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period.

In addition, Investments (including any Designation of Unrestricted Subsidiaries), Revocations, acquisitions, dispositions, mergers and consolidations that have been made by the Company or any of the Restricted Subsidiaries during the Four Quarter Period or subsequent to the Four Quarter Period and on or prior to the Leverage Ratio Transaction Date shall be given effect on a pro forma basis in accordance with Regulation S-X under the Exchange Act, to the extent applicable, assuming that all such Investments, Revocations, acquisitions, dispositions, mergers and consolidations (and the reduction or increase of any Indebtedness, and the change in Consolidated Adjusted Indenture EBITDA, resulting therefrom, including because of Pro Forma Cost Savings) had occurred on the first day of the Four Quarter Period. If, since the beginning of such period, any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, Revocation, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Consolidated Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, Revocation, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable Four Quarter Period.

If the Company or any of the Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a Person other than the Company or a Restricted Subsidiary, the preceding paragraph will give effect to the incurrence of such guaranteed Indebtedness as if the Company or the Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating “Consolidated Interest Expense” for purposes of determining Consolidated Adjusted Indenture EBITDA and the “Consolidated Leverage Ratio,”

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Leverage Ratio Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the weighted average rate of interest during the Four Quarter Period;

(2) if interest on any Indebtedness actually incurred on the Leverage Ratio Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Leverage Ratio Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

(3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the weighted average rate per annum during the Four Quarter Period resulting after giving effect to the operation of such agreements.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded from such net income (loss), to the extent otherwise included therein, without duplication:

(1) gains or losses on sales, transfers or other dispositions of assets other than in the ordinary course of business or abandonments or reserves relating thereto, and the related tax effect according to GAAP;

(2) extraordinary gains or extraordinary losses determined in accordance with GAAP, and the related tax effect according to GAAP;

(3) the net income of any Person acquired in a “pooling of interests” transaction accrued prior to the date it becomes a Restricted Subsidiary or is merged or consolidated with the Company or any Restricted Subsidiary;

(4) the net income (but not loss) of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted;

(5) the net income or loss of any Person (other than the Company) that is not a Restricted Subsidiary, except to the extent of cash dividends or distributions paid during such period to the Company or to a wholly owned Restricted Subsidiary (subject, in the case of a dividend or distribution paid to a Restricted Subsidiary, to the limitation contained in clause (4) above);

(6) any restoration to income of any contingency reserve until the period in which the amount related to such restoration is realized in cash or Cash Equivalents, except to the extent that provision for such reserve was accrued at any time following the Issue Date;

(7) income or loss attributable to discontinued operations;

(8) in the case of a successor to the Company by consolidation or merger or as a transferee of the Company’s assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets; and

(9) gains or losses from the cumulative effect of any change in accounting principles;

provided, further, that Consolidated Net Income shall be reduced by the product of (x) the amount of all dividends on Designated Preferred Stock (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of the Company, expressed as a decimal.

“Consolidated Net Worth” of any Person means the consolidated stockholders’ equity (or equivalent) of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to (1) Disqualified Capital Stock of such Person and (2) Unrestricted Subsidiaries.

“Consolidated Non-Cash Charges” means, for any period, the aggregate depreciation, depletion, amortization and other non-cash charges (other than Non-Cash Asset Write-Downs) of the Company and the Restricted Subsidiaries reducing Consolidated Net Income of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge that requires an accrual of or a reserve for cash charges for any future period and excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period).

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

“Credit Agreement” means the Amended and Restated Credit Agreement dated as of the Issue Date, entered into by and among the Company and certain of its Subsidiaries, as borrowers, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and the lenders party thereto from time to time, including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended, extended, refinanced, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement or agreements (and related documents) governing Indebtedness incurred to Refinance, replace or otherwise restructure all or any portion of the Indebtedness under such agreement, and any successor or replacement agreement or agreements, whether with the same or any other agents, creditor, lender or group of creditors or lenders.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of the Restricted Subsidiaries against fluctuations in currency values.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Designated Preferred Stock” means Preferred Stock of the Company that is designated as Designated Preferred Stock pursuant to an Officers’ Certificate executed by the principal executive officer and the principal financial officer of the Company on the issuance date thereof, the net cash proceeds of which are excluded from the calculation set forth in Section 4.04(a)(3) and are not used for purposes of Section 4.04(b)(2) or (3).

“Disqualified Capital Stock,” with respect to a series of Securities, means, with respect to any Person, any class or series of Capital Stock of such Person that by its terms or otherwise is:

(1) required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock or matures at any time on or prior to the date that is 91 days after the Stated Maturity of such series of Securities; or

(2) convertible into or exchangeable at the option of the holder thereof for Capital Stock referred to in clause (1) above or Indebtedness having a scheduled maturity on or prior to the date that is 91 days after the Stated Maturity of such series of Securities.

Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders of the Capital Stock have the right to require the issuer thereof to repurchase such Capital Stock upon the occurrence of a Change of Control will not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company’s purchase of such Securities as are required to be purchased pursuant to Section 4.10.

“Domestic Subsidiary” means any Restricted Subsidiary that is not a Foreign Subsidiary.

“Eligible Obligations” means obligations as a result of the deposit of which (along with the simultaneous deposit, if any, of money or U.S. Government Obligations or both) the Securities will be rated in the highest generic long-term debt rating category assigned by one or more nationally recognized rating agencies to debt with respect to which the issuer thereof has been released from its obligations to the same extent that the Company has been released from its obligations under this Indenture pursuant to Section 8.02.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“fair market value” means, with respect to any asset, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined

(a) by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a board resolution of the Board of Directors of the Company delivered to the Trustee or

(b) if expressly permitted by a provision of this Indenture, by a senior officer of the Company, which senior officer shall be acting reasonably and in good faith and which determination shall be evidenced by an Officers’ Certificate delivered to the Trustee.

“Fall-Away Event” means the time at which:

(1) each series of Securities has Investment Grade Ratings from at least two of the three Rating Agencies;

(2) no Default has occurred and is continuing; and

(3) the Company has delivered an Officers’ Certificate to the Trustee certifying that the conditions set forth in clauses (1) and (2) above are satisfied.

“Faustina Ammonia Offtake Agreement” means the Ammonia Offtake Agreement dated as of June 28, 2006 between Faustina Ammonia LLC and Mosaic Fertilizer, LLC, as in effect on the Issue Date, and any renewals, extensions or amendments to such agreement (so long as, following such renewals, extensions or amendments, such agreement, taken as a whole, is no less favorable in material respects to the Company and the Restricted Subsidiaries in the aggregate than such agreement was on the Issue Date).

“Fitch” means Fitch Inc. or any successor thereto.

“Florida Land” means real property and/or interests in real property that is within the State of Florida and that is either (x) owned by the Company or a Restricted Subsidiary on the Issue Date, (y) acquired by the Company or a Restricted Subsidiary after the Issue Date in the ordinary course of business or (z) acquired by the Company or a Restricted Subsidiary after the Issue Date and having a net book value not in excess of $15.0 million for all such acquisitions pursuant to this clause (z).

“Florida Land Subsidiary” means any Person (a) which is, or after a Florida Land Transaction will be, a Subsidiary of the Company or (b) in which the Company or any Restricted Subsidiary has, or after a Florida Land Transaction will have, any Investment, in either case which meets or will meet both of the following tests; (x) at least 95% of the net book value and fair market value of the assets contributed or transferred by the Company or the Restricted Subsidiaries (other than as a Restricted Payment made pursuant to Section 4.04(a) or a Permitted Investment) to such Person are or will be (i) Florida Land or (ii) direct or indirect Investments in any Person at least 95% of the net book value and fair market value of the assets contributed or transferred by the Company or the Restricted Subsidiaries (other than as a Restricted Payment made pursuant to Section 4.04(a) or a Permitted Investment) of which are or will be Florida Land, and (y) such Person is or will be primarily engaged in the (i) direct or indirect ownership and/or development of Florida Land or (ii) direct or indirect ownership of any Person referred to in clause (x)(ii) of this sentence.

“Florida Land Transaction” means any one or more transactions or series of related transactions involving the direct or indirect sale, lease, conveyance, contribution, dividend, distribution, spin-off and/or other transfer of assets comprised of Florida Land, interests therein, or Investments in any Florida Land Subsidiary, to any Person following which the ability of the Company and the Restricted Subsidiaries, taken as a whole, to mine the Phosphate Rock Reserves pertaining to such Florida Land or Florida Land Subsidiary in the ordinary course of business in accordance with the mining plans of the Company and its Restricted Subsidiaries has not, as a result of such transaction (a) been materially diminished or (b) materially increased in cost.

“Foreign Subsidiary” means any Restricted Subsidiary organized under the laws of, and conducting a substantial portion of its business in, any jurisdiction other than the United States of America or any state thereof or the District of Columbia.

“Four Quarter Period” has the meaning set forth in the definition of Consolidated Fixed Charge Coverage Ratio.

“Funded Debt” means Indebtedness (including the Securities) maturing by the terms thereof more than one year after the original creation thereof.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, consistently applied, that are applicable to the circumstances as of the Issue Date. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP as of the Issue Date except as otherwise provided in this Indenture.

“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of any other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“incur” means to create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment. The term “incurrence” shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security or the accrual of interest shall not be deemed to be incurrence of Indebtedness. Any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Person at the time it becomes a Restricted Subsidiary.

“Indebtedness” means with respect to any Person, without duplication,

(1) all obligations (other than accrued interest) of such Person for borrowed money;

(2) all obligations (other than accrued interest) of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all Capitalized Lease Obligations of such Person;

(4) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

(5) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction;

(6) guarantees in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

(7) all obligations of the type referred to in clauses (1) through (6) above of any other Person that are secured by any Lien on any asset of such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such asset or the amount of the obligation so secured;

(8) all obligations under Currency Agreements, Interest Swap Agreements and Commodity Agreements of such Person;

(9) all Disqualified Capital Stock issued by such Person, with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price; and

(10) all Preferred Stock of any Subsidiary of such Person (other than any Unrestricted Subsidiary) not held by such Person or any Restricted Subsidiary of such Person, with the amount of Indebtedness represented by such Preferred Stock being equal to the liquidation value thereof.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

Notwithstanding the foregoing, “Indebtedness” shall not include (x) advances paid by customers in the ordinary course of business for services or products to be provided or delivered in the future or (y) deferred taxes.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an investment banking firm, accounting firm or appraisal firm, in each case, of recognized standing:

(1) that does not, and whose directors, officers or Affiliates do not, have a material financial interest in the Company and

(2) that, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

“Interest Swap Obligations” means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

“Investment” means, with respect to any Person, any direct or indirect loan or other extension of credit (including a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. “Investment” excludes (1) extensions of trade credit by the Company and the Restricted Subsidiaries on commercially reasonable terms, (2) any Restricted Payment described in clause (2) of the definition thereof and (3) any purchase or acquisition of Indebtedness of the Company or any of the Restricted Subsidiaries (other than any Restricted Payment described in clause (3) of the definition thereof). If the Company or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the outstanding Common Stock of such Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Restricted Subsidiary not sold or disposed of.

“Investment Grade Rating” means (1) with respect to S&P, any of the rating categories from and including AAA to and including BBB-, (2) with respect to Moody’s, any of the rating categories from and including Aaa to and including Baa3 and (3) with respect to Fitch, any of the rating categories from and including AAA to and including BBB-.

“Issue Date” means December 1, 2006.

“Issue Date Rating” means the respective ratings assigned to the 2014 Securities and the 2016 Securities by the Rating Agencies on the Issue Date.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Liens” means any mortgage, pledge, security interest, encumbrance, lien, charge or adverse claim affecting title or resulting in any encumbrance against real or personal property or a security interest of any kind, including any conditional sale or other title retention agreement or lease in the nature thereof or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to the Company or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement.

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Net Available Cash,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest), received by the Company or any of the Restricted Subsidiaries from such Asset Sale, net of

(1) all out-of-pocket expenses and fees relating to such Asset Sale (including legal, accounting and investment banking fees and sales commissions),

(2) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements and

(3) appropriate amounts provided by the Company or any Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“Non-Cash Asset Write-Down” means a non-cash write-down or write-off of an asset (other than any such write-down or write-off that requires an accrual of or a reserve for cash charges for any future period); provided that upon the sale of such asset, such write-down or write-off shall not be taken into account in calculating Consolidated Net Income, to the extent the gain from any such sale would otherwise increase Consolidated Net Income.

“Obligations” means with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

“Offering Memorandum” means the Offering Memorandum dated as of November 16, 2006 relating to the issuance and sale of the Securities on the Issue Date.

“Officer” means the Chairman of the Board of Directors, the President, any Vice President, the Treasurer or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

“Permitted Holder” means Cargill and its Subsidiaries (other than the Company and its Subsidiaries).

“Permitted Indebtedness” means, without duplication, each of the following:

(1) Indebtedness of the Company and the Restricted Subsidiaries outstanding on the Issue Date (other than any such Indebtedness described in clause (2) or (3) below), including any such Indebtedness held by the Company or any of the Restricted Subsidiaries;

(2) the Securities and the Exchange Securities (other than any Additional Securities), and any Subsidiary Guarantees with respect thereto;

(3) Indebtedness incurred by the Company or any of the Restricted Subsidiaries pursuant to the Credit Agreement in an aggregate principal amount at any time outstanding not to exceed $1,750 million (less the sum of (x) all principal payments with respect to such Indebtedness pursuant to Section 4.06(b)(1) and (y) the aggregate principal amount of Indebtedness incurred under clause (14) below and then outstanding);

(4) Interest Swap Obligations of:

(x)	the Company relating to Indebtedness of the Company or any of the Restricted Subsidiaries or Indebtedness that the Company or any of the Restricted Subsidiaries reasonably intends to incur within six months; and

(y)	any Restricted Subsidiary relating to Indebtedness of such Restricted Subsidiary or Indebtedness that such Restricted Subsidiary reasonably intends to incur within six months;

provided any such Interest Swap Obligation will constitute “Permitted Indebtedness” only if it is entered into to protect the Company or a Restricted Subsidiary, as applicable, from fluctuations in interest rates on Indebtedness permitted under this Indenture and only to the extent the notional principal amount of such Interest Swap Obligation, when incurred, does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

(5) Indebtedness incurred by the Company or any of the Restricted Subsidiaries under any Commodity Agreement or any Currency Agreement; provided that (x) such agreement is entered into to protect the Company and the Restricted Subsidiaries from fluctuations in the price of commodities used, produced or sold in the ordinary course of business of the Company and the Restricted Subsidiaries, in the case of any Commodity Agreement, and from fluctuations in currency exchange rates, in the case of any Currency Agreement, and (y) in the case of any Currency Agreement that relates to Indebtedness, such Indebtedness was permitted to be incurred by this Indenture and such Currency Agreement does not increase the Indebtedness of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

(6) Indebtedness of a Restricted Subsidiary owed to the Company or to a Restricted Subsidiary for so long as such Indebtedness is held by the Company or a Restricted Subsidiary free of any Lien (other than Liens held by the Company or a Restricted Subsidiary and Liens granted under the Credit Agreement); provided that (x) any Indebtedness of a Subsidiary Guarantor to any Restricted Subsidiary that is not a Subsidiary Guarantor (other than Indebtedness subject to Liens granted under the Credit Agreement) is unsecured and subordinated, pursuant to a written agreement, to the prior payment in full in cash of such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee when a Default has occurred and is continuing and (y) if any Person other than the Company or a Restricted Subsidiary owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than Liens granted under the Credit Agreement), the issuer of such Indebtedness shall be deemed to have incurred at such time Indebtedness not permitted by this clause (6);

(7) Indebtedness of the Company to a Restricted Subsidiary for so long as such Indebtedness is held by a Restricted Subsidiary free of any Lien (other than Liens granted under the Credit Agreement); provided that (x) any Indebtedness of the Company to any Restricted Subsidiary that is not a Subsidiary Guarantor (other than Indebtedness subject to Liens granted under the Credit Agreement) is unsecured and subordinated, pursuant to a written agreement, to the prior payment in full in cash of the Company’s obligations under the Securities when a Default has occurred and is continuing and (y) if any Person other than a Restricted Subsidiary owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness (other than Liens granted under the Credit Agreement), the Company shall be deemed to have incurred at such time Indebtedness not permitted by this clause (7);

(8) Indebtedness of the Company or any of the Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two Business Days of incurrence;

(9) Indebtedness of the Company or any of the Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

(10) Refinancing Indebtedness in respect of Indebtedness (x) incurred pursuant to the Coverage Ratio Exception or pursuant to clause (2) above or this clause (10) or (y) referred to in clause (1) above;

(11) indemnification, adjustment of purchase price or similar obligations of the Company or any of the Restricted Subsidiaries, in each case, incurred in connection with the disposition of any assets of the Company or any of the Restricted Subsidiaries (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition); provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the net proceeds actually received by the Company and such Restricted Subsidiary from such disposition;

(12) obligations of the Company or any of the Restricted Subsidiaries in respect of performance bonds, surety and similar bonds and completion guarantees provided in the ordinary course of business;

(13) Capitalized Lease Obligations and Purchase Money Indebtedness of the Company or any of the Restricted Subsidiaries, and Refinancing Indebtedness thereof, in an aggregate amount not to exceed $100.0 million at any time outstanding;

(14) Indebtedness of a Securitization Entity incurred in a Qualified Securitization Transaction that is non-recourse (except for Standard Securitization Undertakings) to the Company or any of the Restricted Subsidiaries in an aggregate amount not to exceed $1,750 million at any time outstanding (less the sum of (a) all principal repayments with respect to Indebtedness described in clause (3) above pursuant to Section 4.06(b)(1) and (b) the aggregate principal amount of Indebtedness incurred under clause (3) above and then outstanding;

(15) Indebtedness of the Company or any of the Restricted Subsidiaries consisting of take-or-pay obligations contained in supply agreements entered into in the ordinary course of business, including the Faustina Ammonia Offtake Agreement;

(16) industrial revenue bonds or similar tax-exempt Indebtedness of the Company or any of the Restricted Subsidiaries incurred to finance the construction of or improvements to assets to be used in the operations of the Company and the Restricted Subsidiaries in an aggregate principal amount not to exceed $50.0 million at any time outstanding;

(17) the guarantee by the Company or any of the Restricted Subsidiaries of Indebtedness incurred by the Company or any of the Restricted Subsidiaries that was permitted to be incurred by the Coverage Ratio Exception or another clause in this definition of Permitted Indebtedness; provided that Section 4.12, to the extent applicable, has been complied with;

(18) Indebtedness of Foreign Subsidiaries in an aggregate amount not to exceed $200.0 million at any time outstanding;

(19) Indebtedness of a Florida Land Subsidiary which is non-recourse to the Company or any Restricted Subsidiary (other than such Florida Land Subsidiary);

(20) Indebtedness of the Company or any of the Restricted Subsidiaries represented by undrawn trade letters of credit issued to suppliers in the ordinary course of business;

(21) guarantees by Foreign Subsidiaries located in Brazil of trade financing extended to customers by financial institutions or others to purchase inventory from such Foreign Subsidiaries in the ordinary course, and substantially similar arrangements, in an aggregate amount not to exceed $85.0 million at any time outstanding, provided that (other than such guarantees and substantially similar arrangements in an aggregate amount not to exceed $10.0 million at any time outstanding) (A) (i) any Foreign Subsidiary providing any such guarantee for the benefit of a customer shall be indemnified by such customer for amounts that may be paid under such guarantee and (ii) such financing shall be secured by a Lien against products of reasonably comparable or greater value at the time of such financing, or in the alternative, by promissory notes of third party producers in an equal or greater principal amount or (B) such guarantees shall benefit from indemnities, letters of credit, surety bonds, financial assurances, security or other arrangements that provide credit support substantially similar in terms of creditworthiness to the arrangements referred to in clause (A);

(22) unsecured Indebtedness of the Company or any of the Restricted Subsidiaries as an account party in respect of letters of credit issued for the account of the Company or such Restricted Subsidiary, as the case may be, that either constitute trade letters of credit or are obtained in order to provide security for workers’ compensation claims or pension plans, payment obligations in connection with self-insurance, reclamation or closure liabilities or similar requirements, in each case in the ordinary course of business; provided that (A) such Indebtedness is not guaranteed by any of the Company or the Restricted Subsidiaries and (B) any Indebtedness resulting from a drawing under any such letter of credit is repaid within two Business Days after such drawing; and

(23) additional Indebtedness of the Company or any of the Restricted Subsidiaries in an aggregate principal amount not to exceed $100.0 million at any time outstanding.

“Permitted Investments” means:

(1) Investments by the Company or any of the Restricted Subsidiaries in any Person that is or will become immediately after such Investment a Restricted Subsidiary or that will merge or consolidate into the Company or any of the Restricted Subsidiaries;

(2) Investments in the Company by any of the Restricted Subsidiaries; provided that any Indebtedness of the Company to any Restricted Subsidiary that is not a Subsidiary Guarantor evidencing such Investment (other than Indebtedness subject to Liens granted under the Credit Agreement) is unsecured and subordinated when a Default has occurred and is continuing, pursuant to a written agreement, to the Company’s obligations with respect to the Securities;

(3) investments in cash and Cash Equivalents;

(4) loans and advances to employees and officers of the Company and the Restricted Subsidiaries in the ordinary course of business;

(5) Investments in joint ventures in an aggregate amount not to exceed (i) $125.0 million at any time outstanding or (ii) if after giving pro forma effect to any such Investment (including the incurrence of any Indebtedness related to such Investment) as if such Investment had been made on the first day of the Four Quarter Period, at the time of such Investment, the Consolidated Leverage Ratio would have been less than 2.5 to 1.0, $350.0 million at any time outstanding; provided that (A) such joint ventures do not have any Indebtedness for borrowed money at any time on or after the date of such Investment (other than Indebtedness owing to the equity holders of such joint ventures or Indebtedness that is non-recourse to the Company or any Restricted Subsidiary), (B) the documentation governing any such joint venture does not contain a restriction on distributions to the Company or any of its Subsidiaries, and (C) each such joint venture is engaged only in the businesses in which the Company and the Restricted Subsidiaries are engaged on the Issue Date and businesses similar, related or ancillary thereto;

(6) Investments in securities received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any debtors of the Company or the Restricted Subsidiaries;

(7) Investments received as consideration from an Asset Sale made in compliance with Section 4.06;

(8) Investments existing on the Issue Date;

(9) any Investment by the Company or a wholly owned Subsidiary of the Company in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or an equity interest;

(10) any Indebtedness of the Company to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by the Company from any such Subsidiary, which accounts receivable and assets are subsequently conveyed by the Company to a Securitization Entity in a Qualified Securitization Transaction;

(11) Investments in Interest Swap Obligations, Commodity Agreements and Currency Agreements of the type described in clauses (4) and (5) of the definition of Permitted Indebtedness;

(12) Investments that are part of any Brazil Transaction;

(13) guarantees permitted by clause (21) of the definition of Permitted Indebtedness;

(14) Indebtedness permitted by clause (15) of the definition of Permitted Indebtedness; and

(15) additional Investments in an aggregate amount not to exceed $100.0 million at any time outstanding.

“Permitted Liens” means, with respect to any Person:

(1) Liens existing on the Issue Date;

(2) Liens to secure Indebtedness referred to in clause (3) of the definition of Permitted Indebtedness;

(3) Liens on assets of, or any Capital Stock of or secured debt of, any Person existing at the time such Person becomes a Restricted Subsidiary or at the time such Person is merged into the Company or any of the Restricted Subsidiaries;

(4) Liens in favor of the Company or any of the Restricted Subsidiaries;

(5) Liens in favor of governmental bodies to secure progress or advance payments;

(6) Liens securing industrial revenue or pollution control bonds;

(7) Liens on property to secure Indebtedness incurred for the purpose of (x) financing all or any part of the purchase price of such property incurred prior to, at the time of, or within 180 days after, the acquisition of such property or (y) financing all or any part of the cost of construction, improvement, development or expansion of any such property;

(8) statutory liens or landlords’, carriers’, warehousemen’s, mechanics’, suppliers’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings;

(9) any extensions, substitutions, replacements or renewals in whole or in part of a Lien (an “existing Lien”) enumerated in clauses (1) through (8) above; provided that (x) the Lien may not extend beyond the assets or Indebtedness subject to the existing Lien and (y) improvements and construction on such assets and the Indebtedness secured by the Lien may not exceed the Indebtedness secured at the time by the existing Lien; and

(10) Liens on Florida Land or the Capital Stock of a Florida Land Subsidiary securing Indebtedness incurred pursuant to clause (19) of the definition of Permitted Indebtedness;

(11) customary restrictions on transfers of assets contained in agreements related to any sale of assets pending such sale; provided that such restrictions apply only to the assets to be sold and such sale is otherwise permitted by this Indenture;

(12) Liens arising from judgments that do not constitute an Event of Default under Section 6.01(6);

(13) Liens on accounts receivable and related assets of the type specified in the definition of Qualified Securitization Transaction, incurred in connection with a Qualified Securitization Transaction;

(14) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(15) pledges and deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

(16) easements, zoning restrictions, rights-of-way, covenants, conditions, restrictions and similar encumbrances (in each case, that are reflected in, or would be reflected in, title reports) on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the continued use of the affected property in the ordinary course of business.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture or a governmental agency or political subdivision thereof.

“Phosphate Rock Reserves” means the phosphate reserves of the Company and the Restricted Subsidiaries determined from time to time in accordance with the standards set forth in Industry Guide 7 promulgated by the SEC that are located within the State of Florida.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Principal Property” means any manufacturing plant or warehouse owned or leased by the Company or any Subsidiary of the Company, whether owned or leased as of the Issue Date or thereafter, the gross book value of which exceeds 1% of Consolidated Net Worth, other than manufacturing plants and warehouses which the Board of Directors of the Company by resolution declares are not of material importance to the total business conducted by the Company and the Restricted Subsidiaries as an entirety and which, when taken together with all other manufacturing plants and warehouses as to which such a declaration has been so made, is so declared by the Board of Directors of the Company to be not of material importance to the total business conducted by the Company and the Restricted Subsidiaries as an entirety.

“Pro Forma Cost Savings” means, with respect to any period ended on any Transaction Date or Leverage Ratio Transaction Date, the reductions in costs with respect to the applicable Four Quarter Period that are directly attributable to any Investments, acquisitions, dispositions, mergers or consolidations and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act.

“Public Equity Offering” means an underwritten primary public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act.

“Purchase Money Indebtedness” means Indebtedness of the Company or any of the Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any assets to be used in the ordinary course of business by the Company or any of the Restricted Subsidiaries; provided, however, that (1) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost, (2) such Indebtedness shall be incurred no later than 180 days after the acquisition of such assets or completion of such construction or improvement and (3) such Indebtedness shall not be secured by any assets of the Company or any of the Restricted Subsidiaries other than the assets so acquired and improvements thereon.

“Purchase Money Note” means a promissory note of a Securitization Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company to a Securitization Entity in connection with a Qualified Receivables Transaction, which note

(a) shall be repaid from cash available to the Securitization Entity, other than

(1) amounts required to be established as reserves,

(2) amounts paid to investors in respect of interest,

(3) principal and other amounts owing to such investors and

(4) amounts paid in connection with the purchase of newly generated receivables, and

(b) may be subordinated to the payments described in clause (a).

“Qualified Capital Stock” means any Capital Stock of the Company that is not Disqualified Capital Stock.

“Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by the Company, any of the Restricted Subsidiaries or a Securitization Entity pursuant to which the Company or such Restricted Subsidiary or Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity or the Company or any of the Restricted Subsidiaries which subsequently transfers to a Securitization Entity (in the case of a transfer by the Company or such Restricted Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of the Company or any of the Restricted Subsidiaries, which accounts receivable arose in the ordinary course of business of the Company and the Restricted Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Quotation Agent” means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

“Rating Agency” means each of (a) S&P, (b) Moody’s and (c) Fitch.

“Rating Date” means the earlier of the date of public notice of the occurrence of a Change of Control or of the intention of Cargill to effect a Change of Control.

“Rating Decline” shall be deemed to have occurred if, no later than 90 days after the Rating Date (which period shall be extended so long as the rating of the Securities of a series is under publicly announced consideration for possible downgrade by any of the Rating Agencies), any of the Rating Agencies assigns or reaffirms a rating to the Securities of a series that is lower than the applicable Issue Date Rating (or the equivalent thereof). If, prior to the Rating Date, either of the ratings assigned to the Securities of a series by the Rating Agencies is lower than the applicable Issue Date Rating, then a Rating Decline will be deemed to have occurred with respect to the Securities of such series if such rating is not changed by the 90th day following the Rating Date. A downgrade within rating categories, as well as between rating categories, will be considered a Rating Decline.

“Reference Treasury Dealer” means J.P. Morgan Securities Inc. and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

“Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means, with respect to any Indebtedness, Indebtedness incurred to Refinance such Indebtedness within a reasonable time after such Indebtedness is repaid or otherwise Refinanced; provided that:

(1) the aggregate principal amount of the Indebtedness so incurred does not exceed the sum of (a) the aggregate principal amount of the Indebtedness being Refinanced as of the date of such proposed Refinancing plus (b) the amount of premium, if any, that would be payable upon the redemption of the Indebtedness being Refinanced under the terms of the instrument governing the Indebtedness being Refinanced if such redemption occurred as of the date of such proposed Refinancing, whether or not a premium in such amount is actually paid pursuant to such Refinancing, plus (c) any tender premium paid in connection with a purchase of Indebtedness being Refinanced, plus (d) the amount of reasonable expenses incurred by the Company and the Restricted Subsidiaries in connection with such Refinancing;

(2) the Weighted Average Life to Maturity of the Indebtedness so incurred at the date of such proposed Refinancing is not less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced as of the date of such proposed Refinancing; and

(3) the Stated Maturity of the Indebtedness so incurred is not earlier than the Stated Maturity of the Indebtedness being Refinanced;

and provided, further, that (x) if the Indebtedness being Refinanced is subordinate or junior in right of payment to the Securities or a Subsidiary Guarantee, then such Refinancing Indebtedness shall be subordinate or junior in right of payment to the Securities or such Subsidiary Guarantee at least to the same extent and in the same manner as the Indebtedness being Refinanced and (y) Refinancing Indebtedness shall not include (i) Indebtedness of a Subsidiary of the Company that Refinances Indebtedness of the Company or (ii) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary. For the avoidance of doubt, it is understood that any Indebtedness incurred to Refinance Indebtedness under the Credit Agreement shall not be deemed to be Refinancing Indebtedness.

“Restricted Payment” means

(1) the declaration or payment of any dividend (it being understood that the declaration and payment of a dividend shall be considered a single Restricted Payment) or the making of any other distribution on or in respect of the Company’s or any Restricted Subsidiary’s Capital Stock to holders of such Capital Stock, other than (A) dividends or distributions payable in Qualified Capital Stock, (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not wholly-owned to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation),

(2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary held by any Person (other than a Restricted Subsidiary) or any warrants, options or other rights to purchase or acquire any Capital Stock of the Company or any Restricted Subsidiary held by any Person (other than a Restricted Subsidiary),

(3) the making of any principal payment on, purchase, defeasance, redemption, prepayment or other acquisition or retirement for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness of the Company or any Subsidiary Guarantor that is subordinate or junior in right of payment to the Securities or the Subsidiary Guarantee of such Subsidiary Guarantor or

(4) the making of any Investment other than Permitted Investments.

“Restricted Subsidiary” means any Subsidiary of the Company that at the time of determination is not an Unrestricted Subsidiary; provided, however, that after the Fall-Away Event, each Subsidiary of the Company shall be deemed to be a Restricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“SEC” means the Securities and Exchange Commission.

“Securities” means the 2014 Securities and the 2016 Securities.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“Securitization Entity” means a wholly owned Subsidiary of the Company (or another Person in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets)

(1) that engages in no activities other than in connection with the financing of accounts receivable;

(2) that is designated by the Board of Directors of the Company (as provided below) as a Securitization Entity;

(3) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

(A) is guaranteed by the Company or any Subsidiary of the Company (other than a Securitization Entity) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings,

(B) is recourse to or obligates the Company or any Subsidiary of the Company (other than a Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or

(C) subjects any asset of the Company or any Subsidiary of the Company (other than a Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by the Company or any Subsidiary of the Company;

(4) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and

(5) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“Significant Subsidiary” means any Subsidiary of the Company that, at the date of determination, is a “significant subsidiary” (as such term is defined in Regulation S-X under the Exchange Act) of the Company.

“Special Transactions Committee” means the Special Transactions Committee of the Company’s Board of Directors established in accordance with the Investors Rights Agreement dated January 26, 2004, between Cargill and the Company, as in effect on the Issue Date, or any other committee (however named) of the Board of Directors of the Company comprised solely of directors who are independent under the rules of any national securities exchange on which the Common Stock of the Company is listed or, if such Common Stock is not so listed, the rules of the New York Stock Exchange.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company in connection with any Qualified Securitization Transaction that are reasonably customary in an accounts receivable securitization transaction.

“Stated Maturity” means, when used with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subsidiary” of any Person means any other Person (1) of which more than 50% of the total voting power of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the Subsidiaries of that Person or a combination thereof, or (2) in which such Person or one or more of the Subsidiaries of such Person or a combination thereof has the power to control by contract or otherwise the board of directors or equivalent governing body or otherwise controls such other Person.

“Subsidiary Guarantee” means, with respect to each series of Securities, a guarantee of the Securities of such series contemplated under Article 10 or issued pursuant to Section 4.12.

“Subsidiary Guarantor” means each Subsidiary of the Company that executed this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that hereafter guarantees a series of Securities pursuant to the terms of this Indenture, other than any such Subsidiary that is released from its Subsidiary Guarantee pursuant to the terms of this Indenture.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means U.S. Bank National Association until a successor replaces it and, thereafter, means the successor.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Company that at the time of determination shall be designated as an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided under Section 4.09; and

(2) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.

Except as described under Section 4.03, whenever it is necessary to determine whether the Company has complied with any covenant in this Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, that, in either case, are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt for any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

“Value” means an amount equal to the greater of the net proceeds of the sale or transfer of the property leased pursuant to a Sale and Leaseback Transaction, or the fair value as determined by the Board of Directors of the Company of the leased property at the time of entering into such Sale and Leaseback Transaction.

“Voting Stock” means, with respect to any Person, Capital Stock of such Person entitling the holders thereof, under ordinary circumstances, to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the total of the products obtained by multiplying

(A) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by

(2) the then outstanding aggregate principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

SECTION 1.02. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.07(a)
“Alternate Offer”	4.10(f)
“Appendix”	2.01
“Change of Control Offer”	4.10(a)
“Change of Control Payment”	4.10(a)
“Change of Control Payment Date”	4.10(a)
“Change of Control Triggering Event”	4.10(a)
“covenant defeasance option”	8.01(b)
“Coverage Ratio Exception”	4.03(a)
“Designation”	4.09(a)
“Event of Default”	6.01
“Guaranteed Obligations”	10.01
“legal defeasance option”	8.01(b)
“Net Proceeds Offer”	4.06(c)
“Net Proceeds Offer Amount”	4.06(c)
“Net Proceeds Offer Trigger Date”	4.06(c)
“Other Indebtedness”	4.06(c)(2)
“Paying Agent”	2.03
“Registrar”	2.03
“Registration Rights Agreements”	Appendix
“Replacement Assets”	4.06(b)(4)
“Revocation”	4.09(b)
“Sale and Leaseback Transaction”	4.11
“Surviving Person”	5.01(a)(1)

SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities and the Subsidiary Guarantees;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

(1) a term has the meaning assigned to it;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3) “or” is not exclusive;

(4) “including” means including without limitation;

(5) words in the singular include the plural and words in the plural include the singular;

(6) unsecured Indebtedness shall not be deemed to be subordinate or junior to secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

(7) secured Indebtedness shall not be deemed to be subordinate or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral;

(8) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

(9) the principal amount of any Preferred Stock shall be (A) the maximum liquidation value of such Preferred Stock or (B) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

(10) all references to the date the Securities were originally issued shall refer to the Issue Date.

ARTICLE 2

The Securities

SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S/IAI Appendix attached hereto (the “Appendix”) which is hereby incorporated in, and expressly made part of, this Indenture. The Initial Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix, in the case of the 2014 Securities, and Exhibit 2 to the Appendix, in the case of the 2016 Securities, which are hereby incorporated in, and expressly made a part of, this Indenture. The Exchange Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A, in the case of the 2014 Securities, and Exhibit B, in the case of the 2016 Securities, which are hereby incorporated in and expressly made a part of this Indenture. The Securities of each series may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix, including Exhibit 1, Exhibit 2, Exhibit A and Exhibit B, are part of the terms of this Indenture.

SECTION 2.02. Execution and Authentication. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Company shall enter into an appropriate agency agreement, which shall incorporate the terms of the TIA, with any Registrar, Paying Agent or co-registrar appointed by it that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Wholly Owned Subsidiary incorporated or organized within the United States of America may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities of each series.

SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal of and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders of Securities of a series or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities of such series and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.05. Lists of Holders of Securities. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders of Securities of each series. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date with respect to a series of Securities and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of Securities of such series.

SECTION 2.06. Transfer and Exchange. The Securities of each series shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(1) of the Uniform Commercial Code are met. When Securities of a series are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of such series of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

SECTION 2.07. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

Every replacement Security is an additional Obligation of the Company.

SECTION 2.08. Outstanding Securities. Securities of a series outstanding at any time are all Securities of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to Section 11.06, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected purchaser (as defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) of a series to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.09. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

SECTION 2.10. Cancellation. The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

SECTION 2.11. Defaulted Interest. If the Company defaults in a payment of interest on the Securities of a series, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) on such series in any lawful manner. The Company may pay the defaulted interest on such series to the persons who are Holders of Securities of such series on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder of Securities of such series a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.12. CUSIP Numbers and ISINs. The Company in issuing the Securities may use “CUSIP” numbers and ISINs (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers and ISINs in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall advise the Trustee in writing of any change in any “CUSIP” numbers or ISINs applicable to the Securities.

SECTION 2.13. Issuance of Additional Securities. After the Issue Date, the Company shall be entitled, subject to its compliance with Section 4.03, to issue Additional Securities of any series under this Indenture, which Securities shall have identical terms as the Initial Securities of the same series issued on the Issue Date, other than with respect to the date of issuance and issue price. All 2014 Securities issued under this Indenture (including any Additional 2014 Securities) shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase. All 2016 Securities issued under this Indenture (including any Additional 2016 Securities) shall be treated as a single class for all purposes of this Indenture including waivers, amendments, redemptions and offers to purchase.

The 2014 Securities and the 2016 Securities shall be treated as separate classes for all purposes of this Indenture, including in respect of waivers, amendments, redemptions, offers to purchase and the application of, and determination of compliance with, the covenants contained in Article 4 hereof.

With respect to any Additional Securities of a series, the Company shall set forth in a resolution of the Board of Directors and an Officers’ Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(1) the series and the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture and the provision of Section 4.03 that the Company is relying on to issue such Additional Securities;

(2) the issue price, the issue date and the CUSIP number and ISIN, if any, of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code; and

(3) whether such Additional Securities shall be Initial Securities or shall be issued in the form of Exchange Securities as set forth in Exhibit A or B, as the case may be.

ARTICLE 3

Redemption

SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities of any series pursuant to paragraph 5 of the Securities of such series, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the provision of paragraph 5 of such series of Securities pursuant to which the redemption will occur.

The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the conditions herein.

SECTION 3.02. Selection of Securities to Be Redeemed. If less than all the Securities of any series are to be redeemed at any time, the Trustee shall select the Securities of such series for redemption as follows:

(a) if the Securities of that Series are listed, in compliance with the requirements of the principal national securities exchange on which the Securities of that Series are listed; or

(b) if the Securities of that Series are not listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

The Trustee shall make the selection from outstanding Securities of such series not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities of such series that have denominations larger than $2,000. Securities and portions of them the Trustee selects shall be in minimum principal amounts of $2,000 or an integral multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities of a series, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities of such series to be redeemed at such Holder’s registered address.

The notice shall identify the Securities of such series to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price;

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(5) if fewer than all the outstanding Securities of such series are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(7) the “CUSIP” number or ISIN, if any, printed on the Securities being redeemed; and

(8) that no representation is made as to the correctness or accuracy of the “CUSIP” number or ISIN, if any, listed in such notice or printed on the Securities.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Trustee with the information required by this Section.

SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities of a series called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date), and such Securities shall be canceled by the Trustee. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. On or after the redemption date, interest shall cease to accrue on Securities or portions of them called for redemption.

SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities of a series or portions thereof to be redeemed on that date other than Securities of such series or portions of Securities of such series called for redemption which have been delivered by the Company to the Trustee for cancellation.

SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security of a series that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security of such series equal in principal amount to the unredeemed portion of the Security surrendered upon cancellation of the original Security.

ARTICLE 4

Covenants

SECTION 4.01. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02. Reports to Holders. Whether or not required by the SEC, so long as any Securities are outstanding, the Company shall furnish to the Holders of Securities, within the time periods specified in the SEC’s rules and regulations, and make available to securities analysts and potential investors upon request:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “management’s discussion and analysis of financial condition and results of operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent registered public accounting firm; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

In addition, whether or not required by the SEC, the Company shall file a copy of all the information and reports referred to above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to security analysts and prospective investors upon request after such filing.

At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by this Section 4.02 will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “management’s discussion and analysis of financial condition and results of operations,” of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries; provided that in the event that as of the date of the most recently available consolidated balance sheet of the Company and its Subsidiaries all Unrestricted Subsidiaries collectively comprise less than 5% of the consolidated total assets of the Company and its Subsidiaries, then such presentation shall not be required.

In addition, the Company shall furnish to the Holders of the Securities and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144(d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act. The Company also shall comply with the other provisions of TIA § 314(a).

SECTION 4.03. Limitation on Incurrence of Additional Indebtedness. (a) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness other than Permitted Indebtedness; provided, however, that if no Default has occurred and is continuing at the time of or would occur as a consequence of the incurrence of any such Indebtedness, the Company or any Subsidiary Guarantor may incur Indebtedness (including Acquired Indebtedness), and Restricted Subsidiaries that are not Subsidiary Guarantors may incur Acquired Indebtedness, in each case if, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is at least 2.0 to 1.0 (the “Coverage Ratio Exception”).

(b) The Company shall not, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to the Securities to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company.

(c) No Subsidiary Guarantor shall, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of such Subsidiary Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to the Subsidiary Guarantee of such Subsidiary Guarantor to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of such Subsidiary Guarantor.

(d) For purposes of determining compliance with any U.S. dollar restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness shall be the U.S. Dollar Equivalent, determined on the date of the incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars shall be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness incurred in the same currency as the Indebtedness being Refinanced shall be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness shall be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess shall be determined on the date such Refinancing Indebtedness is incurred.

(e) For purposes of determining compliance with this Section 4.03:

(1) the outstanding principal amount of any particular Indebtedness shall be counted only once and any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded;

(2) all Indebtedness under the Credit Agreement outstanding on the Issue Date after giving effect to the refinancing transactions described in the Offering Memorandum shall be deemed to have been incurred on the Issue Date pursuant to clause (3) of the definition of Permitted Indebtedness; and

(3) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (3) through (22) of the definition of Permitted Indebtedness or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Company shall, in its sole discretion, classify such item of Indebtedness at the time of incurrence thereof in any manner that complies with this Section 4.03 and may later reclassify such item into any one or more of the categories of Permitted Indebtedness described in clauses (4) through (23) of the definition of Permitted Indebtedness (provided that at the time of reclassification such item meets the criteria in such category or categories).

(f) This Section 4.03 shall not apply after the Fall-Away Event.

SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall not, and shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment or immediately after giving effect thereto,

(1) a Default shall have occurred and be continuing;

(2) the Company is not able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3) the aggregate amount of Restricted Payments made after the Issue Date, including the fair market value, as reasonably determined in good faith by the Board of Directors or a senior officer of the Company, of non-cash amounts constituting Restricted Payments, shall exceed the sum of, without duplication,

(A) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company from the beginning of the fiscal quarter immediately following the fiscal quarter in which the Issue Date occurs through the last day of the most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (treating such period as a single accounting period); plus

(B) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company and other than an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock or from a contribution to its common equity capital; plus

(C) the amount by which Indebtedness of the Company or any of the Restricted Subsidiaries incurred after the Issue Date is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) of such Indebtedness into Qualified Capital Stock plus the net proceeds (including the fair market value of assets other than cash) received by the Company from the issuance and sale of convertible or exchangeable Disqualified Capital Stock that has been converted into or exchanged for Qualified Capital Stock (other than Disqualified Capital Stock sold to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees), in each case, less the amount of any cash, or the fair market value of any other assets, distributed by the Company or any of the Restricted Subsidiaries upon such conversion or exchange; provided that the foregoing amount shall not exceed the net cash proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness; plus

(D) to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (A) above, 100% of the aggregate net proceeds (including the fair market value of assets other than cash) received by the Company or any of the Restricted Subsidiaries upon the sale or other disposition of any Investment (other than any Permitted Investment (other than Permitted Investments described in clause (8) of the definition of Permitted Investments)) made by the Company and the Restricted Subsidiaries; plus

(E) to the extent not otherwise included in the calculation of Consolidated Net Income for purposes of clause (A) above, an amount equal to the sum of (x) the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances or other transfers of assets, in each case to the Company or any of the Restricted Subsidiaries from Unrestricted Subsidiaries, and (y) the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary multiplied by the Company’s proportionate interest in such Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Unrestricted Subsidiary, the aggregate amount of Investments previously made (and treated as a Restricted Payment) by the Company or any of the Restricted Subsidiaries in such Unrestricted Subsidiary subsequent to the Issue Date.

(b) Notwithstanding the foregoing, the provisions set forth in Section 4.04(a) shall not prohibit:

(1) the payment of any dividend within 90 days after the date of declaration of such dividend if the dividend would have been permitted on the date of declaration. Any such Restricted Payment shall be included in the calculation of the amount of Restricted Payments;

(2) the acquisition of any Capital Stock of the Company, either (A) solely in exchange for Qualified Capital Stock or (B) if no Default has occurred and is continuing, through the application of the net proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary of the Company and other than to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees) of Qualified Capital Stock; provided, however, that (A) any such Restricted Payment shall be excluded from the calculation of the amount of Restricted Payments and (B) the net proceeds from any such sale (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

(3) the acquisition of any Indebtedness of the Company or any Subsidiary Guarantor that is subordinate or junior in right of payment to the Securities or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, either (A) solely in exchange for Qualified Capital Stock or Refinancing Indebtedness in respect of such Indebtedness, or (B) if no Default has occurred and is continuing, through the application of net proceeds of a substantially concurrent sale or incurrence for cash (other than to a Subsidiary of the Company and other than to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees) of (x) Qualified Capital Stock or (y) Refinancing Indebtedness in respect of such Indebtedness; provided, however, that (A) any such Restricted Payment shall be excluded from the calculation of the amount of Restricted Payments and (B) the net proceeds from any such sale (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under Section 4.04(a)(3)(B);

(4) if no Default has occurred and is continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) issued on or after the Issue Date; provided that, at the time of such issuance, the Company, after giving effect to such issuance on a pro forma basis, would be able to incur at least $1.00 of additional Indebtedness pursuant to the

Coverage Ratio Exception; provided, however, that (A) any such Restricted Payment shall be included in the calculation of the amount of Restricted Payments and (B) the aggregate amount of dividends declared and paid pursuant to this clause (4) does not exceed the net proceeds received by the Company from the sale of Designated Preferred Stock since the Issue Date;

(5) so long as no Default has occurred and is continuing, the purchase, redemption or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors of the Company under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Restricted Payments (excluding amounts representing cancellation of Indebtedness) shall not exceed $5.0 million in any calendar year. Any such Restricted Payments shall be excluded from the calculation of the amount of Restricted Payments;

(6) payments, purchases, defeasances, redemptions, prepayments or other acquisitions or retirements for value by a Subsidiary of the Company or the Company of subordinated Indebtedness owed to a Subsidiary of the Company or the Company to the extent such Indebtedness constitutes, at the time of such payment, Permitted Indebtedness under clause (6) or (7) of the definition of Permitted Indebtedness; provided that no Default has occurred and is continuing or would result therefrom. Any such Restricted Payment shall be excluded from the calculation of the amount of Restricted Payments;

(7) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award. Any such Restricted Payment shall be excluded from the calculation of the amount of Restricted Payments;

(8) the declaration and payment of dividends on Disqualified Capital Stock issued pursuant to Section 4.03; provided, however, that at the time of payment of such dividend, no Default shall have occurred and be continuing (or would result therefrom). Any such Restricted Payment shall be excluded from the calculation of the amount of Restricted Payments;

(9) cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options, or other securities convertible into or exchangeable for Capital Stock of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of this Section 4.04 (as determined in good faith by the Board of Directors of the Company). Any such payments shall be excluded in the calculation of the amount of Restricted Payments;

(10) Florida Land Transactions and Investments in Florida Land Subsidiaries; provided, however, that the aggregate net book value of all assets of the Company and the Restricted Subsidiaries subject to Florida Land Transactions and all such Investments consummated since the Issue Date shall not exceed $150.0 million in the aggregate; provided further that the net book value of any such asset or Investment shall be its net book value as of the date of the most recent available internal financial statements of the Company and its consolidated Subsidiaries prior to the Florida Land Transaction involving such asset or the making of such Investment, as applicable. Any such Restricted Payments shall be excluded from the calculation of the amount of Restricted Payments; or

(11) additional Restricted Payments in an aggregate amount not to exceed $60.0 million since the Issue Date; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or would result therefrom) and (B) any such payments shall be included in the calculation of the amount of Restricted Payments.

(c) Issuances of Capital Stock or equity contributions pursuant to any clause in Section 4.04(b) shall not increase the amount available for Restricted Payments under Section 4.04(a)(3).

(d) Not later than the date of making any Restricted Payment pursuant to Section 4.04(a)(3), the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed.

(e) This Section 4.04 shall not apply after the Fall-Away Event.

SECTION 4.05. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. (a) The Company shall not, and shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on or in respect of its Capital Stock to the Company or any of the Restricted Subsidiaries; (ii) make loans or advances or pay any Indebtedness or other obligations owed to the Company or any of the Restricted Subsidiaries; or (iii) transfer any of its assets to the Company or any of the Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

(1) applicable laws, rules and regulations;

(2) any provision contained in this Indenture;

(3) customary provisions of any contract or lease (other than a capital lease or a lease in a Sale and Leaseback Transaction) governing a leasehold interest of the Company or any of the Restricted Subsidiaries;

(4) any agreements existing at the time of acquisition of any Person or the assets of the Person so acquired (including agreements governing Acquired Indebtedness), which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets or Capital Stock of the Person so acquired;

(5) the Credit Agreement and other agreements existing on the Issue Date, in each case as in effect on such date and any renewals, amendments or extensions of any such agreement (so long as such renewals, amendments or extensions insofar as they relate to such encumbrances or restrictions are not materially less favorable to the Holders taken as a whole as determined in good faith by the Company);

(6) restrictions imposed by any agreement to sell assets permitted under this Indenture relating to such assets pending the closing of such sale;

(7) Indebtedness or other contractual requirements of a Securitization Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Entity;

(8) Liens incurred in accordance with Section 4.11;

(9) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(10) any restriction under an agreement governing Indebtedness of a Foreign Subsidiary incurred in compliance with Section 4.03;

(11) customary restrictions in Capitalized Lease Obligations, security agreements or mortgages securing Indebtedness of the Company or any of the Restricted Subsidiaries to the extent such restrictions restrict the transfer of the property subject to such Capitalized Lease Obligations, security agreements or mortgages;

(12) customary provisions in joint venture agreements and other similar agreements, in each case relating solely to the applicable joint venture or similar entity or the equity interests therein; provided that this clause (12) shall not affect the limitation in clause (5) of the definition of Permitted Investments;

(13) contracts entered into in the ordinary course of business, not relating to Indebtedness, and that do not, individually or in the aggregate, detract from the value of assets of the Company or any of the Restricted Subsidiaries in any manner material to the Company or any of the Restricted Subsidiaries;

(14) purchase money obligations for property acquired in the ordinary course of business that impose encumbrances or restrictions on the ability of any Restricted Subsidiary to transfer the property so acquired to the Company or any of the other Restricted Subsidiaries; and

(15) an agreement governing Indebtedness incurred to Refinance the Indebtedness incurred pursuant to an agreement referred to in clause (2), (4), (5) or (14) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness are not materially less favorable to the holders of Securities in the aggregate, as reasonably determined by the Board of Directors or a senior officer of the Company in the good faith judgment of such Board of Directors or officer, than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (2), (4), (5) or (14).

(b) In addition, the Company shall use its commercially reasonable efforts, consistent with its contractual obligations and fiduciary duties to its joint ventures and joint venture partners, not to permit any of its joint ventures that are not Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction on the ability of such joint venture to (i) pay dividends or make any other distributions to the Company or any of the Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits; (ii) make loans or advances or pay any Indebtedness owed to the Company or any of the Restricted Subsidiaries; or (iii) transfer any of its assets to the Company or any of the Restricted Subsidiaries, except for:

(1) those restrictions existing under or by reason of such joint venture’s joint venture agreement or its Indebtedness, or

(2) the restrictions described in clauses (1) through (15) of Section 4.05(a) (assuming that references therein to a Restricted Subsidiary were references to such joint venture).

(c) This Section 4.05 shall not apply after the Fall-Away Event.

SECTION 4.06. Limitation on Asset Sales. (a) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Company or the applicable Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets that are sold or otherwise disposed of, as reasonably determined in good faith by the Board of Directors or a senior officer of the Company; and

(2) at least 75% of the consideration received by the Company or the applicable Restricted Subsidiary from the Asset Sale is in the form of cash or Cash Equivalents.

For the purposes of clause (2) above, the amount of any liabilities shown on the most recent balance sheet of the Company or the applicable Restricted Subsidiary, other than Indebtedness that is by its terms subordinated in the rights of payment to the Securities or any Subsidiary Guarantee, that is assumed by the Person to which an Asset Sale is made shall be deemed to be cash to the extent that the Company or such Restricted Subsidiary is released from all liability for such liabilities in connection with such Asset Sale.

(b) Additionally, within 365 days after the receipt of any Net Cash Proceeds from any Asset Sale, the Company or such Restricted Subsidiary, as the case may be, must apply the Net Cash Proceeds from such Asset Sale to:

(1) repay Indebtedness under the Credit Agreement;

(2) repay (including by purchase) other secured Indebtedness or secured obligations;

(3) repay (including by purchase) any Indebtedness of any Restricted Subsidiary that is not a Subsidiary Guarantor; and/or

(4) make an investment in or expenditures for assets (including Capital Stock of any entity) that replace the assets that were the subject of the Asset Sale or assets (including Capital Stock of any entity) that will be used in the business of the Company and its Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto (“Replacement Assets”).

(c) Any Net Cash Proceeds that the Company does not apply, or decides not to apply, as provided and within the time period set forth in Section 4.06(b) shall constitute a “Net Proceeds Offer Amount.” Once the aggregate Net Proceeds Offer Amount is equal to or exceeds $75.0 million (each such date being a “Net Proceeds Offer Trigger Date”), the Company must make an offer to purchase Securities and Other Indebtedness (the “Net Proceeds Offer”) on a date that is not less than 30 days nor more than 60 days following the applicable Net Proceeds Offer Trigger Date except as may be required by law, from

(1) all holders of Securities and

(2) all holders of other Indebtedness (“Other Indebtedness”) that is not, by its terms, expressly subordinated in right of payment to the Securities and contains provisions requiring that an offer to purchase such Other Indebtedness be made with the proceeds from the Asset Sale.

The offer price for Securities in any Net Proceeds Offer will be equal to 100% of the principal amount of the Securities to be purchased, plus any accrued and unpaid interest on such Securities, if any, to the date of purchase.

(d) The following events shall be deemed to constitute an Asset Sale and the Net Cash Proceeds from such Asset Sale must be applied in accordance with this Section 4.06:

(1) the conversion into, or sale or other disposition for, cash of any non-cash consideration received by the Company or any Restricted Subsidiary in connection with any Asset Sale that occurs after the Issue Date (other than interest received with respect to any such non-cash consideration), or

(2) in the event of the transfer of substantially all, but not all, of the assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01, and as a result thereof the Company is no longer an obligor on the Securities, the successor corporation shall be deemed to have sold the assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this Section 4.06, and shall comply with the provisions of this Section 4.06 with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such assets of the Company or the Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this Section 4.06.

(e) Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries may consummate an Asset Sale without complying with such provisions to the extent that

(1) at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and

(2) such Asset Sale is for fair market value.

Any cash consideration that does not constitute Replacement Assets that is received by the Company or any of the Restricted Subsidiaries in connection with any Asset Sale permitted under this Section 4.06(e) will constitute Net Cash Proceeds and will be subject to the foregoing provisions of this Section 4.06.

(f) Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 30 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Securities in whole or in part in a minimum amount of $2,000 and integral multiples of $1,000 in excess thereof, as the case may be, in exchange for cash. To the extent the aggregate purchase price of the Securities and Other Indebtedness properly tendered exceeds the Net Proceeds Offer Amount, such Securities and Other Indebtedness will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

(g) To the extent that the aggregate amount of Securities and such Other Indebtedness tendered pursuant to a Net Proceeds Offer is less than the Net

Proceeds Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes, subject to the other covenants contained in this Indenture. Upon completion of any such Net Proceeds Offer, the amount of Net Cash Proceeds as of the applicable Net Proceeds Offer Trigger Date shall be reset at zero.

(h) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Securities pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of its compliance with such securities laws or regulations.

(i) This Section 4.06 shall not apply after the Fall-Away Event.

SECTION 4.07. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions with, or for the benefit of, any of its Affiliates (each, an “Affiliate Transaction”), other than Affiliate Transactions on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those terms that would reasonably have been obtained at that time in a comparable transaction by the Company or the relevant Restricted Subsidiary and an unrelated Person.

(b) The Board of Directors of the Company or, as long as it is in existence, the Special Transactions Committee must approve each Affiliate Transaction that involves aggregate payments or assets with a fair market value in excess of $15.0 million. This approval must be evidenced by a resolution that states that such Board of Directors or Special Transactions Committee, as applicable, has determined that the transaction complies with Section 4.07(a).

(c) If the Company or any Restricted Subsidiary enters into an Affiliate Transaction that involves aggregate payments or assets with a fair market value in excess of $30.0 million, then prior to the consummation of that Affiliate Transaction, the Company must obtain a favorable opinion from an Independent Financial Advisor as to the fairness of that Affiliate Transaction to the Company and the Restricted Subsidiaries from a financial point of view, and deliver that opinion to the Trustee.

(d) The restrictions described in the preceding paragraphs of this Section 4.07 do not apply to:

(1) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any of the Restricted Subsidiaries, as reasonably determined in good faith by the Board of Directors or a senior officer of the Company;

(2) transactions exclusively between or among the Company and any of the Restricted Subsidiaries or exclusively between or among the Restricted Subsidiaries, provided such transactions are not otherwise prohibited by any provision contained in this Indenture;

(3) any agreement in effect on the Issue Date as in effect on such date as described in the Offering Memorandum under “Certain relationships and related transactions,” and any renewals, extensions or amendments to any such agreement (so long as, following such renewals, extensions or amendments, such agreement, taken as a whole, is no less favorable in material respects to the Holders of Securities in the aggregate than such agreement was on the Issue Date) and the transactions evidenced thereby;

(4) Permitted Investments and Restricted Payments made in compliance with Section 4.04;

(5) transactions between any of the Company or any of its Subsidiaries and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by this Indenture;

(6) Florida Land Transactions; provided, however, that the aggregate net book value of all assets subject to Florida Land Transactions consummated since the Issue Date shall not exceed $150.0 million; provided further that the net book value of any such asset shall be its net book value as of the date of the most recent available internal financial statements of the Company and its consolidated Subsidiaries prior to the Florida Land Transaction involving such asset; and

(7) transactions between any of the Company or any of its Subsidiaries with (i) a Florida Land Subsidiary or (ii) any Unrestricted Subsidiary resulting from a Brazil Transaction; provided that such transactions are on terms that are no less favorable to the Company or the relevant Subsidiary than those terms that would reasonably have been obtained at that time in a comparable transaction by the Company or the relevant Subsidiary and an unrelated Person, and in the event any such transaction involves aggregate payments or assets with a fair market value in excess of $15.0 million, the Board of Directors of the Company or, as long as it is in existence, the Special Transactions Committee, has approved such transaction and such approval is evidenced by a resolution that states that such Board of Directors or Special Transactions Committee, as applicable, has determined that the transaction complies with the foregoing requirements of this clause (7).

(e) This Section 4.07 shall not apply after the Fall-Away Event.

SECTION 4.08. Limitation on Conduct of Business. (a) The Company and the Restricted Subsidiaries (other than a Securitization Entity) shall not engage in any businesses that are not the same, similar, related or ancillary to the businesses in which the Company and the Restricted Subsidiaries are engaged on the Issue Date, except to the extent that after engaging in any new business, the Company and the Restricted Subsidiaries, taken as a whole, remain substantially engaged in similar lines of business as are conducted by them on the Issue Date; provided, however, that the Company and the Restricted Subsidiaries may engage, directly or indirectly, in the management of a Florida Land Subsidiary and the development and sale of Florida Land.

(b) This Section 4.08 shall not apply after the Fall-Away Event.

SECTION 4.09. Limitation on Designations of Unrestricted Subsidiaries. (a) The Board of Directors of the Company may designate (a “Designation”) any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary so designated, so long as such Designation would not cause a Default. For purposes of making the determination of whether such Designation would cause a Default, the portion of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary that is represented by the interest of the Company and the Restricted Subsidiaries (excluding Permitted Investments) in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, shall be deemed to be a Restricted Payment. Such Designation will only be permitted if such Restricted Payment would be permitted at such time.

(b) The Board of Directors of the Company may revoke any Designation of a Subsidiary of the Company as an Unrestricted Subsidiary (a “Revocation”); provided that:

(1) no Default shall have occurred and be continuing at the time of, or after giving effect to, such Revocation;

(2) the Company would be able to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception immediately following such Revocation; and

(3) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such Revocation would, if incurred at such time, have been permitted to be incurred (and shall be deemed to have been incurred) for all purposes of this Indenture.

(c) Any Designation or Revocation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such Designation or Revocation and an Officers’ Certificate certifying that such Designation or Revocation complied with the provisions of this Section 4.09.

(d) This Section 4.09 shall not apply after the Fall-Away Event.

SECTION 4.10. Change of Control Triggering Event. (a) If following the Issue Date both a Change of Control and a Rating Decline occur with respect to the 2014 Securities or the 2016 Securities (a “Change of Control Triggering Event”), each Holder of Securities of such series shall have the right to require the Company to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”) and the other procedures required by this Indenture. In the Change of Control Offer, the Company shall offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of the Securities purchased, plus accrued and unpaid interest on such Securities, if any, to the date of purchase (the “Change of Control Payment Date”). Within 30 days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder describing the transaction(s) that constitute the Change of Control Triggering Event and offering to purchase Securities on the Change of Control Payment Date specified in such notice (which date shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, except as required by law), pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable to the purchase of the Securities as a result of a Change of Control Triggering Event.

(b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1) accept for payment all Securities or portions of Securities properly tendered in the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment for all Securities or portions of Securities tendered; and

(3) deliver or cause to be delivered to the Trustee the Securities so accepted, together with an Officers’ Certificate stating the aggregate principal amount of Securities of each series being purchased by the Company.

(c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing such Holder’s election to have such Security purchased.

(d) On the purchase date, all Securities purchased by the Company under this Section 4.10 shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto. With respect to Securities of a series purchased in part, the

Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security of such series equal in principal amount to any unpurchased portion of the Securities surrendered. Each such new Security will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

(e) Notwithstanding the foregoing provisions of this Section 4.10, the Company shall not be required to make a Change of Control Offer with respect to a series of Securities upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.10 applicable to a Change of Control Offer made by the Company and purchases all Securities of such series validly tendered and not withdrawn under such Change of Control Offer.

(f) Notwithstanding the foregoing provisions of this Section 4.10, the Company shall not be required to make a Change of Control Offer with respect to a series of Securities, as provided above, if, in connection with or in contemplation of any Change of Control, the Company has made an offer to purchase (an “Alternate Offer”) any and all Securities of such series validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Securities of such series properly tendered in accordance with the terms of such Alternate Offer. An Alternate Offer may not be made in connection with a consent solicitation.

(g) If the terms of the Credit Agreement prohibit the Company from making a Change of Control Offer or from purchasing the Securities pursuant thereto, prior to the mailing of the notice described in Section 4.10(a), but in any event within 30 days following any Change of Control Triggering Event, the Company shall:

(1) repay in full all Indebtedness outstanding under the Credit Agreement or offer to repay in full all such Indebtedness and repay the Indebtedness of each lender who has accepted such offer; or

(2) obtain the requisite consent under the Credit Agreement to permit the purchase of the Securities pursuant to such Change of Control Offer.

The Company must first comply with this Section 4.10(g) before it will be required to purchase Securities in the event of a Change of Control Triggering Event; provided, however, that the Company’s failure to comply with this Section 4.10(g) or to make a Change of Control Offer because of any such failure shall constitute a default under Section 6.01(4) (and not under Section 6.01(2)).

(h) This Section 4.10 shall not apply after the Fall-Away Event.

SECTION 4.11. Limitation on Liens and Sale and Leaseback Transactions. (a) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, incur any Liens of any kind securing any obligation, other than Permitted Liens, upon any Principal Property or any shares of Capital Stock or any Indebtedness of any Restricted Subsidiary owned as of the Issue Date or thereafter acquired, unless all payments due under the Securities are secured on an equal and ratable basis with the obligation so secured until such time as such obligation is no longer secured by such a Lien.

(b) The Company shall not, and shall not permit any of the Restricted Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property, except for temporary leases for a term, including any renewal, of not more than five years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, which Principal Property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person (hereinafter, a “Sale and Leaseback Transaction”), unless either

(1) the Company or such Restricted Subsidiary would be entitled, in accordance with Section 4.11(a) (other than by operation of Section 4.11(c)), to incur Indebtedness secured by a Lien on such property without equally and ratably securing the Securities or

(2) the Company, within 180 days after the effective date of the Sale and Leaseback Transaction, applies an amount equal to the Value of such transaction to the voluntary retirement of its Funded Debt.

(c) Notwithstanding Section 4.11(a) and (b), the Company and the Restricted Subsidiaries may incur Indebtedness or other obligations which would otherwise be subject to the limitation of Section 4.11(a) without securing the Securities, or enter into a Sale and Leaseback Transaction which would otherwise be subject to the limitation of Section 4.11(b) without retiring Funded Debt, or enter into a combination of such transactions, if, at the time of the incurrence of such Indebtedness or other obligations or entry into such a Sale and Leaseback Transaction, the sum of

(1) the principal amount of all such Indebtedness or other obligations incurred after the Issue Date and outstanding at such time and which would otherwise be or have been prohibited by the limitations of Section 4.11(a) and (b), plus

(2) the aggregate Value of all such Sale and Leaseback Transactions after the Issue Date and outstanding at such time does not at such time exceed 10% of the consolidated total assets of the Company and its consolidated Subsidiaries, as shown on the most recent audited consolidated balance sheet contained in the latest annual report filed with the SEC or otherwise provided to Holders of the Securities pursuant to Section 4.02.

SECTION 4.12. Limitation on Guarantees by Restricted Subsidiaries. The Company shall not cause or permit any of the Restricted Subsidiaries, directly or indirectly, (1) at any time that any Indebtedness or any commitments to lend under the Credit Agreement are outstanding, to incur or guarantee any Indebtedness under the Credit Agreement or (2) at any time that no Indebtedness or any commitments to lend under the Credit Agreement are outstanding, to guarantee any Indebtedness of the

Company or any Restricted Subsidiary, unless, in each case, (i) such Restricted Subsidiary is a Subsidiary Guarantor, (ii) such Restricted Subsidiary is a Foreign Subsidiary guaranteeing Indebtedness of another Foreign Subsidiary or (iii) simultaneously with such incurrence or entering into such guarantee such Restricted Subsidiary executes and delivers a supplemental indenture to this Indenture pursuant to which such Restricted Subsidiary guarantees, jointly and severally with all other Subsidiary Guarantors, all of the Company’s obligations with respect to the Securities. With respect to any guarantee of any other Indebtedness that (x) is pari passu with the Securities, then the guarantee of such other Indebtedness shall be pari passu with, or subordinated to, the Subsidiary Guarantee or (y) is subordinated to the Securities, then the guarantee of such other Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent as such other Indebtedness is subordinated to the Securities. The Company shall deliver to the Trustee an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and, subject to customary exceptions, constitutes a valid and legally binding and enforceable obligation of such Restricted Subsidiary.

SECTION 4.13. Compliance Certificate. (a) The Company shall deliver to the Trustee, within 15 days after the occurrence of a Default of which the Company is aware, an Officers’ Certificate detailing such Default, its status and what action the Company is taking or proposes to take with respect thereto.

(b) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA § 314(a)(4).

ARTICLE 5

Surviving Person

SECTION 5.01. Merger, Consolidation and Sale of Assets. (a) The Company shall not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company is the Surviving Person), or sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Restricted Subsidiaries), in one or more related transactions, to another Person, unless:

(1) either:

(A) the Company is the Surviving Person or

(B) the Person (the “Surviving Person”) formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes all of the obligations of the Company under (i) the Securities and this Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee and (ii) each Registration Rights Agreement pursuant to a joinder agreement thereto;

(2) immediately after giving pro forma effect to such transaction (including after giving effect to any Indebtedness incurred or Liens incurred or granted in connection with such transaction), no Default shall have occurred and be continuing;

(3) with respect to any such transaction occurring prior to the Fall-Away Event, the Company or the Surviving Person, as the case may be, will, immediately after giving pro forma effect to such transaction (including any related financing transactions), be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception;

(4) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

(5) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the holders of Securities will not recognize income, gain or loss for federal income tax purposes as a result of such transaction and will be subject to federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such transaction had not occurred.

For purposes of this Section 5.01, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Surviving Person shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of (and premium, if any, on) and interest on the Securities.

(b) The Company shall not cause or permit any Subsidiary Guarantor, directly or indirectly, to consolidate or merge with or into another Person (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, lease, transfer, convey or otherwise dispose of all or substantially all of such Subsidiary Guarantor’s assets, in one or more related transaction, to another Person, unless:

(1) either:

(A) such Subsidiary Guarantor is the surviving Person or

(B) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, lease, transfer, conveyance or other disposition has been made, expressly assumes all of the obligations of such Subsidiary Guarantor under (i) its Subsidiary Guarantee and this Indenture pursuant to a supplemental indenture reasonably satisfactory to the Trustee and (ii) each Registration Rights Agreement pursuant to a joinder agreement thereto;

(2) immediately after giving pro forma effect to such transaction (including after giving effect to any Indebtedness incurred or Liens incurred or granted in connection with such transaction), no Default shall have occurred and be continuing; and

(3) the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and such supplemental indenture, complies with this Indenture.

The requirements of this Section 5.01(b) shall not apply to (x) a consolidation or merger of any Subsidiary Guarantor with or into the Company or any other Subsidiary Guarantor so long as the Company or a Subsidiary Guarantor survives the consolidation or merger or (y) the sale by consolidation or merger of such Subsidiary Guarantor, which transaction, if prior to the Fall-Away Event, is covered by and complies with Section 4.06.

ARTICLE 6

Defaults and Remedies

SECTION 6.01. Events of Default. “Event of Default” is defined for all purposes of this Indenture and with respect to any series of Securities as any one of the following events (whatever the reason for such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the Company defaults in the payment of any installment of interest on any Security of that series when and as the same becomes due and payable and such failure continues for a period of 30 days;

(2) the Company defaults in the payment of the principal of any Security of that series when and as the same becomes due and payable, whether at Stated Maturity, upon redemption, acceleration or otherwise;

(3) the Company fails to comply with its obligations under Section 5.01;

(4) the Company fails to perform or observe any of its covenants, conditions or agreements in this Indenture or in the Securities of that series (other than any covenant, condition or agreement contained in Section 4.01 or Section 5.01), and such failure continues for a period of 60 days after the date on which written notice of such Default has been given to the Company by the Trustee or to the Company and to the Trustee by the Holders of not less than 25% of the principal amount of the Securities of that series then outstanding under this Indenture;

(5) the Company or any of its Subsidiaries defaults under any agreement governing its Indebtedness (other than Securities of that series), if that default:

(A) is caused by the failure to pay at final maturity the principal amount of such Indebtedness after giving effect to any applicable grace periods; or

(B) results in the acceleration of the final maturity of such Indebtedness (including upon any event of the type described in clause (7) or (8) below);

and, in each case, the aggregate principal amount of such Indebtedness unpaid or accelerated equals or exceeds $30.0 million;

(6) the Company or any of the Restricted Subsidiaries fails to pay or otherwise cause to be discharged or stayed one or more judgments in an aggregate amount exceeding $30.0 million, which are not covered by indemnities or third party insurance as to which the Person giving such indemnity or such insurer has not disclaimed coverage, for a period of 60 days after such judgments become final and non-appealable;

(7) a court having jurisdiction enters (A) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period 90 consecutive days;

(8) the Company or any of its Significant Subsidiaries (A) commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated as bankrupt or insolvent, (B) consents to the entry of a decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any of its Significant Subsidiaries; (C) files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; (D) consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any of its Significant Subsidiaries or of any substantial part of their property; (E) makes an assignment for the benefit of creditors; (F) admits in writing its inability to pay its debts generally as they become due; or (G) takes corporate action in furtherance of any such action; or

(9) with respect to any series of Securities, the Subsidiary Guarantee of any Subsidiary Guarantor that is a Significant Subsidiary of the Company ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee and this Indenture) or is declared null and void and unenforceable or is found invalid or any Subsidiary Guarantor denies its liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of this Indenture and the Subsidiary Guarantee).

SECTION 6.02. Acceleration. (a) If an Event of Default specified in Section 6.01(7) or (8) occurs and is continuing with respect to the Company or any of its Significant Subsidiaries that is a Subsidiary Guarantor, then the principal of and any accrued and unpaid interest on all of the Securities shall immediately become due and payable without any declaration or other act on the part of the Trustee or any Holder. If any other Events of Default with respect to any series of Securities at the time outstanding occurs and is continuing, then, and in each and every such case, either the Trustee, by notice in writing to the Company, or the Holders of not less than 25% of the principal amount of the Securities of that series then outstanding, by notice in writing to the Company and the Trustee, may declare due and payable, if not already due and payable, the principal of and any accrued and unpaid interest on all of the Securities of that series; and upon any such declaration all such amounts upon such Securities shall become and be immediately due and payable, anything in this Indenture or in such Securities to the contrary notwithstanding.

(b) At any time after a declaration of acceleration with respect to the Securities of any series as described in Section 6.02(a), the Holders of a majority in principal amount of the Securities of that series, on behalf of all Holders of Securities of that series, may rescind and cancel such declaration and its consequences

(1) if the rescission and cancellation would not conflict with any judgment or decree;

(2) if all existing Events of Default with respect to Securities of that series have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(4) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5) in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(7) or (8), the Trustee has received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

(c) No such rescission and cancellation under Section 6.02(b) shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03. Other Remedies. If an Event of Default with respect to a series of Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. To the extent that the Securities of any series are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the Securities of that series at the time outstanding may on behalf of the Holders of all the Securities of that series waive any past Default with respect to Securities of that series and its consequences by providing written notice thereof to the Company and the Trustee, except a Default (1) in the payment of interest on or the principal of any Security of that series or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of each Holder of outstanding Securities of that series affected. In the case of any such waiver, the Company, the Trustee and the Holders of the

Securities of that series will be restored to their former positions and rights under this Indenture, respectively; provided that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereto.

SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any power or trust conferred upon the Trustee under this Indenture with respect to the Securities of that series; provided, however, that subject to the provisions of this Indenture, the Trustee shall have the right to decline to follow any such direction if the Trustee, advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall by Trust Officers determine that the action or proceeding so directed would involve the Trustee in liability or that the Trustee is not satisfactorily indemnified from the costs thereof.

SECTION 6.06. Limitation on Suits. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue, no Holder of any Security of any series shall have the right to pursue a remedy with respect to this Indenture or the Securities of that series unless:

(1) such Holder gives to the Trustee notice of a continuing Event of Default with respect to Securities of that series;

(2) the Holders of at least 25% in principal amount of the Securities of that series make a request to the Trustee to pursue the remedy and such Holders offer to the Trustee security or indemnity satisfactory to the Trustee in its sole discretion against any loss, liability or expense;

(3) the Trustee does not comply with such request within 60 days after receipt of such request and the offer of security or indemnity; and

(4) the Holders of a majority in principal amount of the Securities of that series have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. In the event that the Definitive Securities are not issued to any beneficial owner promptly after the Registrar has received a request from the Holder of a Global Security to issue such Definitive Securities to such beneficial owner of its nominee, the Company expressly agrees and acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to this Indenture, the right of such beneficial holder of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial holder’s Securities as if such Definitive Securities had been issued.

SECTION 6.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

Priorities. If the Trustee collects any money or property with respect to a series of Securities pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07 with respect to such series;

SECOND: to Holders of Securities of that series for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Company.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.09. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.10. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.10 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities of a series.

SECTION 6.11. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

Trustee

SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(1) this paragraph does not limit the effect of paragraph (b) of this Section;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute wilful misconduct or negligence.

(e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 4.01, 6.01(1) or 6.01(2) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

(g) Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05. Notice of Defaults. If a Default occurs with respect to any Securities of any series and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder of that series a notice of the Default within 90 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture. Except in the case of a Default in the payment of principal of or interest on any Security (including payments pursuant to a redemption or repurchase of the Securities pursuant to the provisions of such Security or this Indenture), the Trustee may withhold the notice if and so long as a committee of Trust Officers in good faith determines that withholding the notice is in the interests of Holders of that series.

SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder of a series a brief report dated as of May 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders of a series shall be filed with the SEC and each stock exchange (if any) on which the Securities of such series are listed. The Company agrees to notify promptly the Trustee whenever the Securities of either series become listed on any stock exchange and of any delisting thereof.

SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including attorneys’ fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own wilful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Company’s payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time with respect to the Securities of one or more series by so notifying the Company. The Holders of a majority in principal amount of the Securities of a series may remove the Trustee with respect to the Securities of such series by so notifying the Trustee and may appoint a successor Trustee with respect to such series with the Company’s written consent, which consent shall not be unreasonably withheld. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed by the Company, or is removed by the Holders of a majority in principal amount of the Securities of one or more series and such

Holders do not reasonably promptly appoint a successor Trustee with respect to each such series, or if a vacancy exists in the office of Trustee for any reason with respect to one or more series (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee with respect to each such series.

A successor Trustee with respect to the Securities of any series shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee with respect to such series shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture with respect to such series. The successor Trustee shall mail a notice of its succession to Securityholders of the applicable series of Securities. The retiring Trustee shall promptly transfer all property held by it as Trustee with respect to the applicable series of Securities to the successor Trustee of such series, subject to the lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities of the applicable series may petition any court of competent jurisdiction for the appointment of a successor Trustee for such series of Securities.

If the Trustee fails to comply with Section 7.10, any Securityholder of a series may petition any court of competent jurisdiction for the removal of the Trustee with respect to such series and the appointment of a successor Trustee with respect to such series.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.

ARTICLE 8

Discharge of Indenture; Defeasance

SECTION 8.01. Discharge of Liability on Securities; Defeasance. Upon the request of the Company, this Indenture shall cease to be of further effect with respect to Securities of any series and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of that series of Securities and this Indenture and the Subsidiary Guarantees with respect to that series of Securities when:

(1) either:

(A) all the Securities of that series theretofore authenticated and delivered (other than destroyed, lost or stolen Securities of that series that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(B) all Securities of that series not theretofore delivered to the Trustee for cancellation:

(i) have become due and payable;

(ii) will become due and payable at maturity within one year; or

(iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and the expense, of the Company;

and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire indebtedness on the Securities of that series not theretofore delivered to the Trustee for cancellation, for principal of (and premium, if any, on) and interest on the Securities of that series to the date of such deposit (in case of Securities of that series that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

(2) the Company has paid or caused to be paid all sums payable under this Indenture by the Company; and

(3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of the Securities of that series and this Indenture and the Subsidiary Guarantees with respect to that series of Securities have been complied with.

(b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (1) all its obligations under the Securities of any series and this Indenture with respect to such series (“legal defeasance option”) or (2) its obligations with respect to a series of Securities under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 and 4.12 and the operation of Sections 6.01(4), 6.01(5), 6.01(6), 6.01(7) and 6.01(8) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Section 5.01(a)(3) (“covenant defeasance option”). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

If the Company exercises its legal defeasance option with respect to a series of Securities, payment of the Securities of such series may not be accelerated because of an Event of Default with respect to such series. If the Company exercises its covenant defeasance option with respect to a series of Securities, payment of the applicable series of Securities may not be accelerated because of an Event of Default with respect to such series specified in Sections 6.01(4), 6.01(5), 6.01(6), 6.01(7) and 6.01(8) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(3). If the Company exercises its legal defeasance option or its covenant defeasance option with respect to a series of Securities, each Subsidiary Guarantor, if any, shall be released from all its obligations with respect to its Subsidiary Guarantee of such Series.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c) Notwithstanding clauses (a) and (b) above, the Company’s obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07 and 7.08 and in this Article 8 with respect to a series of Securities shall survive until the Securities of such series have been paid in full. Thereafter, the Company’s obligations in Sections 7.07, 8.04 and 8.05 with respect to such series shall survive.

SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option with respect to a series of Securities only if:

(a)(1) the Company has irrevocably deposited or caused to be deposited in trust for the benefit of the holders of Securities of that series with the Trustee or a paying agent or a trustee satisfactory to the Trustee and the Company, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee and any such paying agent, (A) money or Eligible Obligations in an amount sufficient, or (B) U.S. Government Obligations that shall be payable as to principal and interest in such amounts and at such times as are sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (without consideration of any reinvestment of such interest), or (C) any combination thereof in an amount sufficient, to pay the principal of (and premium, if any, on) and interest on the outstanding Securities of that series on the dates such installments are due to redemption or Stated Maturity,

(2) the trustee of the irrevocable trust has been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations or Eligible Obligations to the Trustee and

(3) the Trustee or Paying Agent shall have been irrevocably instructed in writing to apply the deposited money and the proceeds from U.S. Government Obligations or Eligible Obligations in accordance with the terms of this Indenture and the terms of the Securities of that series to the payment of principal of (and premium, if any, on) and interest on the Securities of that series;

(b) the deposit described in clause (a) will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound;

(c) no Default with respect to such series of Securities has occurred and is continuing (1) as of the date of such deposit or (2) insofar as Section 6.01(7) or (8) is concerned, at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the Company in respect of such deposit (it being understood that the condition in this clause (c)(2) is a condition subsequent and will not be deemed satisfied until the expiration of such period);

(d) the Company has paid or caused to be paid all sums currently due and payable by the Company under this Indenture with respect to that series and under the Securities of that series;

(e) such defeasance shall not cause or permit any Securities of that series then listed on any national securities exchange to be delisted;

(f) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to the termination by the Company of its obligations have been complied with;

(g) in the case of the legal defeasance option, the Company has delivered to the Trustee either (1) a ruling received from the Internal Revenue Service (the “IRS”) or (2) an opinion of recognized counsel who is not an employee of the Company to the effect that, in the case of an opinion, since the date of this Indenture, there has been a change in the applicable federal income tax law, and, in the case of either a ruling or an opinion, that the Holders of the Securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its legal defeasance option and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such legal defeasance option had not been exercised; and

(h) in the case of the covenant defeasance option, the Company has delivered to the Trustee either (1) a ruling received from the IRS or (2) an opinion of recognized counsel who is not an employee of the Company to the effect that the Holders of the Securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the Company’s exercise of its covenant defeasance option under this Article 8 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance option had not been exercised.

SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money, Eligible Obligations or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from Eligible Obligations and U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of (and premium, if any, on) and interest on the Securities of the series with respect to which the deposit was made.

SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest on the Securities that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 8.05. Indemnity for Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Eligible Obligations or U.S. Government Obligations or the principal and interest received on such Eligible Obligations or U.S. Government Obligations.

SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money, Eligible Obligations or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and each Subsidiary Guarantor’s obligations under this Indenture with respect to the applicable series of Securities, each Subsidiary Guarantee with respect to such Securities and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money, Eligible Obligations or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Company has made any payment of interest on or principal of (or premium, if any, on) any Securities of such series because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of Securities of such series to receive such payment from the money, Eligible Obligations or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 9

Amendments

SECTION 9.01. Without Consent of Holders. The Company, when authorized by a resolution of its Board of Directors, and the Trustee may enter into an indenture or indentures supplemental to amend this Indenture with respect to any series of Securities or the Securities of that series without prior notice to or the consent of any Securityholder of that series:

(1) to cure any ambiguity, omission, defect or inconsistency (including conforming this Indenture to the provisions of the Offering Memorandum set forth under “Description of the notes”, “Book-entry settlement and clearance” and “Transfer restrictions”);

(2) to comply with Section 5.01;

(3) to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA as then in effect;

(4) to provide for uncertificated Securities in addition to or in place of certificated Securities of such series; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2) of the Code;

(5) to make any change that does not materially adversely affect the legal rights of any Holder of Securities of that series under this Indenture as then in effect;

(6) to secure the Securities of that series and to make intercreditor arrangements with respect to any such Security, unless the incurrence of such obligations or the security thereof is prohibited by this Indenture;

(7) to evidence or to provide for a replacement Trustee;

(8) to add Subsidiary Guarantees with respect to the Securities; or

(9) to add to the covenants and agreements of the Company or the Subsidiary Guarantors for the benefit of all of the Holders of all of the Securities of that series and to surrender any right or power herein reserved to the Company or the Subsidiary Guarantors.

After an amendment under this Section becomes effective, the Company shall mail to all affected Securityholders a notice briefly describing such amendment. The failure to give such notice to all such Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

Nothing in this Section 9.01 shall preclude a Subsidiary Guarantor from being a party to any supplemental indenture permitted by this Section 9.01.

SECTION 9.02. With Consent of Holders. The Company, when authorized by a resolution of its Board of Directors, the Subsidiary Guarantors and the Trustee may enter into one or more supplemental indentures to amend this Indenture with respect to a series of Securities or the Securities of such series with the written consent of the Holders of a majority of the principal amount of the then outstanding Securities of that series. The Holders of a majority in principal amount of the then outstanding Securities of a series may waive compliance by the Company with any provision of this Indenture with respect to that series or the Securities of that series without prior notice to any other Holder of Securities of that series.

Notwithstanding the preceding paragraph, with respect to any series of Securities, without the consent of each Holder of Securities of that series affected, an amendment or waiver may not:

(1) reduce the amount of Securities of that series whose Holders must consent to an amendment or waiver;

(2) reduce the rate of or change the time for payment of interest, including default interest, on any Security of that series;

(3) reduce the principal of or change the Stated Maturity of any Security of that series;

(4) change the provisions applicable to the redemption of any Security of that series contained in Article 3 or in paragraph 5 of such Securities;

(5) make any Security of that series payable in currency other than that stated in such Security;

(6) make any change in the second paragraph of this Section 9.02;

(7) make any change in this Indenture that adversely affects the ranking of the Securities of that series or any Subsidiary Guarantee relating to that series;

(8) make any change in provisions of this Indenture relating to the rights of Holders of Securities of that series to receive payment of principal of and interest on such Securities or permitting Holders of a majority in principal amount of such Securities to waive Defaults;

(9) after the obligation has arisen to make a Change of Control Offer or a Net Proceeds Offer with respect to that series of Securities, amend, change or modify in any material respect the obligation of the Company to make and complete such Change of Control Offer or make and complete such Net Proceeds Offer; or

(10) release any Subsidiary Guarantor that is a Significant Subsidiary of the Company from its Subsidiary Guarantee with respect to that series of Securities other than pursuant to the provisions described in Section 10.06

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

After an amendment under this Section 9.02 becomes effective, the Company shall mail to all affected Securityholders a notice briefly describing such amendment. The failure to give such notice to all such Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective with respect to a series of Securities, it shall bind every Securityholder of such series. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security of any series shall issue and the Trustee shall authenticate a new Security of such series that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of a series of Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture with respect to such series of Securities or such Securities unless such consideration is offered to all Holders of such series and is paid to all Holders of such series that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10

Subsidiary Guarantees

SECTION 10.01. Subsidiary Guarantees. Each Subsidiary Guarantor of a series of Securities hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder of such series and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities of such series when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture with respect to such series and the Securities of such series and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under this Indenture with respect to such series and the Securities of such series (all the foregoing, with respect to a series of Securities, being hereinafter collectively called the “Guaranteed Obligations”). Each Subsidiary Guarantor of a series of Securities further agrees that the Guaranteed Obligations with respect to such series may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation with respect to such series.

Each Subsidiary Guarantor of a series of Securities waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations with respect to such series and also waives notice of protest for nonpayment. Each Subsidiary Guarantor of a series of Securities waives notice of any default under the Securities of such series or the Guaranteed Obligations of such series. The obligations of each Subsidiary Guarantor hereunder of a series of Securities shall not be affected by (1) the failure of any Holder of such series or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor of such series) under this Indenture with respect to such series, the Securities of such series or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture with respect to such series, the Securities of such series or any other agreement; (4) the release of any security held by any Holder of such series or the Trustee for the Guaranteed Obligations of such series or any of them; (5) the failure of any Holder of such series or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations of such series; or (6) except as set forth in Section 10.06, any change in the ownership of such Subsidiary Guarantor.

Each Subsidiary Guarantor of a series of Securities further agrees that its Subsidiary Guarantee with respect to such series herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder of such series or the Trustee for such series to any security held for payment of the Guaranteed Obligations of such series.

Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Subsidiary Guarantor of a series of Securities hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations of such series or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor of a series of Securities herein shall not be discharged or impaired or otherwise affected by the failure of any Holder of such series or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture with respect to such series, the Securities of such series or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor of a series of Securities further agrees that its Subsidiary Guarantee with respect to such Series herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation with respect to such series is rescinded or must otherwise be restored by any Holder of such series or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder of a series of Securities or the Trustee has at law or in equity against any Subsidiary Guarantor of such series by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation with respect to such series when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation with respect to such series, each Subsidiary Guarantor of such series hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders of such series or the Trustee for such series an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders of such series and the Trustee for such series.

Each Subsidiary Guarantor of a series of Securities agrees that, as between it, on the one hand, and the Holders of such series and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations with respect to such series hereby may be accelerated as provided in Article 6 for the purposes of such Subsidiary Guarantor’s Subsidiary Guarantee with respect to such series herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations with respect to such series guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 10.01.

Each Subsidiary Guarantor of a series of Securities also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee for such series or any Holder of such series in enforcing any rights under this Section 10.01.

SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor with respect to a series of Securities shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 10.03. Successors and Assigns. This Article 10 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Release of Subsidiary Guarantor. A Subsidiary Guarantor will be released from its obligations under this Article 10 (other than any obligation that may have arisen under Section 10.07) upon:

(1) any sale, exchange or transfer by the Company or any Restricted Subsidiary to any Person that is not an Affiliate of the Company of at least 80% of the Capital Stock of, or all or substantially all the assets of, such Subsidiary Guarantor, which sale, exchange or transfer is made in accordance with this Indenture; provided that if the Company or any Restricted Subsidiary intends to comply with Section 4.06 by making an investment or expenditure in Replacement Assets, the Company or such Restricted Subsidiary must deliver to the Trustee an Officers’ Certificate stating that it will make such investment or expenditure within the time frame set forth in such Section;

(2) at such time as such Subsidiary Guarantor does not have any Indebtedness or guarantee outstanding (after giving effect to any retirement of Indebtedness or release of a guarantee that occurs concurrently with such release of a guarantee of the Securities) that would have required such Subsidiary Guarantor to enter into a supplemental indenture guaranteeing the Securities’ obligations in respect of the Securities pursuant to Section 4.12;

(3) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture;

(4) upon defeasance of the Securities with respect to a series of Securities pursuant to Article 8; or

(5) upon the full satisfaction of the Company’s obligations with respect to a series of Securities under this Indenture.

At the request of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

SECTION 10.07. Contribution. Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee with respect to a series of Securities shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture with respect to such series to a contribution from each other Subsidiary Guarantor of such series in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

ARTICLE 11

Miscellaneous

SECTION 11.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

SECTION 11.02. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

if to the Company or any Subsidiary Guarantor:

The Mosaic Company

3033 Campus Drive

Plymouth, MN 55441

Attention of Treasurer

if to the Trustee:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS3C

St. Paul, MN 55107-2292

Attention: Corporate Trust Administration

The Company, any Subsidiary Guarantor or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 11.03. Communication by Holders with Other Holders. Securityholders of a series of Securities may communicate pursuant to TIA § 312(b) with other Securityholders of such series with respect to their rights under this Indenture with respect to such series or the Securities of such series. The Company, any Subsidiary Guarantor, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(1) a statement that the individual making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 11.06. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities of a series have concurred in any direction, waiver or consent, Securities of such series owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 11.07. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 11.08. Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 11.09. Governing Law. This Indenture, the Securities, and the Subsidiary Guarantees shall be governed by, and construed in accordance with, the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 11.10. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, agent or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder of any of the Subsidiary Guarantors, as such, shall have any liability for any obligations of the Subsidiary Guarantors under the Subsidiary Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities and Subsidiary Guarantees by accepting a Security and a Subsidiary Guarantee waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the Securities and the Subsidiary Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

SECTION 11.11. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 11.13. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

THE MOSAIC COMPANY,

By
Name:
Title:

GUARANTORS: IMC CHEMICAL NORTH AMERICA LLC

By
Name:	Richard L. Mack
Title:	Vice President and Secretary

MOSAIC FERTILIZER, LLC

By
Name:	Richard L. Mack
Title:	Vice President and Secretary

MOSAIC CROP NUTRITION, LLC

By
Name:	Richard L. Mack
Title:	Vice President and Secretary

FMRP INC.

By
Name:	Richard L. Mack
Title:	Vice President

MOSAIC CANADA ULC

By
Name:	Richard L. Mack
Title:	Vice President and Secretary

MOSAIC GLOBAL DUTCH HOLDINGS B.V.

By
Name: Title:

By
Name: Title:

MOSAIC GLOBAL HOLDINGS INC.

By
Name:	Richard L. Mack
Title:	Vice President, Secretary and General Counsel

MOSAIC GLOBAL NETHERLANDS B.V.

By
Name: Title:

By
Name: Title:

MOSAIC GLOBAL OPERATIONS INC.

By
Name:	Richard L. Mack
Title:	Vice President, and Secretary

MOSAIC POTASH HOLDINGS N.V.

By
Name:
Title:

By
Name:
Title:

MOSAIC POTASH CARLSBAD INC.

By
Name:	Richard L. Mack
Title:	Vice President, and Secretary

MOSAIC POTASH COLONSAY N.V.

By
Name:
Title:

By
Name:
Title:

MOSAIC POTASH COLONSAY ULC

By
Name:	Richard L. Mack
Title:	Vice President, and Secretary

MOSAIC SULPHUR HOLDINGS LLC

By
Name:	Richard L. Mack
Title:	Vice President, and Secretary

MOSAIC USA HOLDINGS INC.

By
Name:	Richard L. Mack
Title:	Vice President, and Secretary

MOSAIC USA LLC

By
Name:	Richard L. Mack
Title:	Vice President, and Secretary

PHOSPHATE ACQUISITION PARTNERS L.P.

By	PRP-GP LLC, its Administrative Managing General Partner

By
	Name:	Richard L. Mack
	Title:	Vice President, and Secretary PRP-GP LLC

PRP-GP LLC

By
Name:	Richard L. Mack
Title:	Vice President, and Secretary

THE VIGORO CORPORATION

By
Name:	Richard L. Mack
Title:	Vice President

WESTERN AG-MINERALS COMPANY

By
Name:	Richard L. Mack
Title:	Vice President and Assistant Secretary

U.S. BANK NATIONAL ASSOCIATION

By
Name: Title:

RULE 144A/REGULATION S/IAI APPENDIX

PROVISIONS RELATING TO INITIAL SECURITIES

AND EXCHANGE SECURITIES

1. Definitions

1.1 Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

“2014 Exchange Securities” means (i) the 2014 Securities issued pursuant to the Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement and (ii) Additional 2014 Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“2016 Exchange Securities” means (i) the 2016 Securities issued pursuant to the Indenture in connection with a Registration Exchange Offer pursuant to a Registration Rights Agreement and (ii) Additional 2016 Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depository for such a Temporary Regulation S Global Security, to the extent applicable to such transaction and as in effect from time to time.

“Definitive Security” means a certificated Initial Security or Exchange Security bearing, if required, the appropriate restricted securities legend set forth in Section 2.3(e).

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Distribution Compliance Period”, with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the issue date with respect to such Securities.

“Exchange Securities” means, collectively, the 2014 Exchange Securities and the 2016 Exchange Securities.

“IAI” means an institutional “accredited investor”, as defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Securities Act.

“Initial Purchasers” means (1) with respect to the Initial Securities issued on the Issue Date, the purchasers listed on Schedule 1 to the Purchase Agreement and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Initial 2014 Securities” means (1) $475,000,000 aggregate principal amount of 7 3/8% Senior Notes due 2014 issued on the Issue Date and (2) Additional 2014 Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

“Initial 2016 Securities” means (1) $475,000,000 aggregate principal amount of 7 5/8% Senior Notes due 2016 issued on the Issue Date and (2) Additional 2016 Securities, if any, issued in a transaction exemption from the registration requirements of the Securities Act.

“Initial Securities” means, collectively, the Initial 2014 Securities and the Initial 2016 Securities.

“Purchase Agreement” means (1) with respect to the Initial Securities issued on the Issue Date, the Purchase Agreement dated November 16, 2006, among the Company, the Subsidiary Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company, the Subsidiary Guarantors and the Persons purchasing such Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registered Exchange Offer” means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities of a series, a like aggregate principal amount of Exchange Securities of such series registered under the Securities Act.

“Registration Rights Agreements” means (1) collectively, the Registration Rights Agreement in respect of the 2014 Securities and the Registration Rights Agreement in respect of the 2016 Securities (each, a “Registration Rights Agreement”), in each case dated December 1, 2006, among the Company, the Subsidiary Guarantors named therein and the Initial Purchasers and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company, the Subsidiary Guarantors and the Persons purchasing such Additional Securities under the related Purchase Agreement.

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

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“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

“Shelf Registration Statement” means the registration statement filed with the SEC by the Company in connection with the offer and sale of Initial Securities pursuant to a Registration Rights Agreement.

“Transfer Restricted Securities” means Securities that bear or are required to bear the legend relating to restrictions on transfer relating to the Securities Act set forth in Section 2.3(e) hereto.

1.2 Other Definitions

Term	Defined in Section:
“Agent Members”	2.1(b)
“Global Securities”	2.1(a)
“IAI Global Security”	2.1(a)
“Permanent Regulation S Global Security”	2.1(a)
“Regulation S”	2.1(a)
“Regulation S Global Security”	2.1(a)
“Rule 144A”	2.1(a)
“Rule 144A Global Security”	2.1(a)
“Temporary Regulation S Global Security”	2.1(a)

2. The Securities.

2.1(a) Form and Dating. The Initial Securities issued on the Issue Date will be offered and sold by the Company pursuant to a Purchase Agreement. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act (“Rule 144A”) and (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act (“Regulation S”). Initial Securities may thereafter be transferred to, among others, QIBs, IAIs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Initial 2014 Securities and Initial 2016 Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (the “Rule 144A Global 2014 Security” and the “Rule 144A Global 2016 Security”, respectively, and each, a “Rule 144A Global Security”); and Initial 2014 Securities and Initial 2016 Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in fully registered form (the “Temporary Regulation S Global 2014 Security” and the “Temporary Regulation S Global 2016 Security”, respectively, and each a “Temporary Regulation S Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend, which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby

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with the Securities Custodian and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Except as set forth in this Section 2.1(a), beneficial ownership interests in a Temporary Regulation S Global Security will not be exchangeable for interests in a Rule 144A Global Security, a permanent global security (a “Permanent Regulation S Global Security”, and together with the applicable Temporary Regulation S Global Security, a “Regulation S Global Security”) or any other Security prior to the expiration of the Distribution Compliance Period and then, after the expiration of the Distribution Compliance Period, may be exchanged for interests in a Rule 144A Global Security, one or more permanent global securities in respect of the 2014 Securities and the 2016 Securities in definitive, fully registered form (the “IAI Global 2014 Security” and the “IAI Global 2016 Security”, respectively, and each an “IAI Global Security”) or a Permanent Regulation S Global Security only upon certification in form reasonably satisfactory to the Trustee that (i) beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act and (ii) in the case of an exchange for an IAI Global Security, certification that the interest in the Temporary Regulation S Global Security is being transferred to an institutional “accredited investor” under the Securities Act that is an institutional accredited investor acquiring the securities for its own account or for the account of an institutional accredited investor.

Beneficial interests in Temporary Regulation S Global Securities or IAI Global Securities may be exchanged for interests in Rule 144A Global Securities if (1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Security or the IAI Global Security, as applicable, first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Security or the IAI Global Security, as applicable, is being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

Beneficial interests in Temporary Regulation S Global Securities and Rule 144A Global Securities may be exchanged for an interest in IAI Global Securities if (1) such exchange occurs in connection with a transfer of the securities in compliance with an exemption under the Securities Act and (2) the transferor of the Regulation S Global Security or Rule 144A Global Security, as applicable, first delivers to the trustee a written certificate (substantially in the form of Exhibit 2) to the effect that (A) the Regulation S Global Security or Rule 144A Global Security, as applicable, is being transferred (a) to an “accredited investor” within the meaning of 501(a)(1),(2),(3) and (7) under the Securities Act that is an institutional investor acquiring the securities for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of the securities of $250,000, for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act and (B) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

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Beneficial interests in a Rule 144A Global Security or an IAI Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if applicable).

Any Rule 144A Global Security, IAI Global Security, Temporary Regulation S Global Security and Permanent Regulation S Global Security are collectively referred to herein as “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository’s instructions or held by the Trustee as custodian for the Depository.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c) Definitive Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.

2.2 Authentication. The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $475,000,000 7 3/8% Senior Notes Due 2014 and $475,000,000 Senior Notes Due 2016, (2) any Additional Securities for an original issue in an aggregate principal amount specified in the written order of the Company pursuant

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to Section 2.02 of the Indenture and (3) Exchange Securities for issue only in a Registered Exchange Offer pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of any issuance of Additional Securities pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 4.03 of the Indenture.

2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:

(x) to register the transfer of such Definitive Securities; or

(y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(B) if such Definitive Securities are being transferred to the Company, a certification to that effect; or

(C) if such Definitive Securities are being transferred (x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

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(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security, an IAI Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, (B) being transferred to an IAI or (C) being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S Global Security; and

(ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)), IAI Global Security (in the case of a transfer pursuant to clause (b)(1)(B)) or Permanent Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities, IAI Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate of the Company, a new Rule 144A Global Security, IAI Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

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(c) Transfer and Exchange of Global Securities.

(i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

(ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(iv) In the event that the Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d) Restrictions on Transfer of Temporary Regulation S Global Securities. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred in accordance with the Applicable Procedures and only (i) to the Company, (ii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for an interest in a Permanent Regulation S Global Security), or (iii) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

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(e) Legend.

(i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof), in the case of Securities offered otherwise than in reliance on Regulation S shall bear a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THE SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING

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THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each certificate evidencing a Security offered in reliance on Regulation S shall, in addition to the foregoing, bear a legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

Each Definitive Security shall also bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

(ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof

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to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(iii) After a transfer of any Initial Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities all requirements pertaining to legends on such Initial Security will cease to apply, the requirements requiring any such Initial Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or an Initial Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities upon exchange of such transferring Holder’s certificated Initial Security or directions to transfer such Holder’s interest in the Global Security, as applicable.

(iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form, in each case without the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be

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given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Securities.

(a) A Global Security deposited with the Depository or with the Trustee as Securities Custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and the Depository fails to appoint a successor depository or if at any time such Depository ceases to be a “clearing agency” registered under the Exchange Act, in either case, and a successor depository is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture.

(b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 principal amount and any integral multiples of $1,000 in excess thereof and registered in such names as the Depository shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(e) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit 1 hereto.

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(c) Subject to the provisions of Section 2.4(b) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d) In the event of the occurrence of one of the events specified in Section 2.4(a) hereof, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.06 of this Indenture, the right of any beneficial owner of Securities to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Securities as if such Definitive Securities had been issued.

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EXHIBIT 1

to

RULE 144A/REGULATION S/IAI APPENDIX

[FORM OF FACE OF INITIAL 2014 SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend for Securities offered otherwise than in Reliance on Regulation S]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE

HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THE SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Restricted Securities Legend for Securities Offered in Reliance on Regulation S.]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

2

[Temporary Regulation S Global Security Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S

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GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY OR AN IAI GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

4

No.	$

7 3/8% Senior Notes Due 2014

CUSIP No. [                ]

ISIN No. [                ]

The Mosaic Company, a Delaware corporation, promises to pay to [            ] or registered assigns, the principal sum of $[            ] on December 1, 2014.

Interest Payment Dates: June 1 and December 1, commencing June 1, 2007.

Record Dates: May 15 and November 15.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

THE MOSAIC COMPANY

By
Name:
Title:

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the 2014 Securities referred to in the Indenture.

By
Authorized Signatory

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[FORM OF REVERSE SIDE OF INITIAL 2014 SECURITY]

7 3/8% Senior Note Due 2014

1. Interest

The Mosaic Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 2014 Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the 2014 Registration Rights Agreement) occurs, additional interest will accrue on this 2014 Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on June 1 and December 1 of each year, commencing June 1, 2007. Interest on the 2014 Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 1, 2006. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this 2014 Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Company will pay interest on the 2014 Securities (except defaulted interest) to the Persons who are registered holders of 2014 Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if 2014 Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the 2014 Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated 2014 Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated 2014 Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

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3. Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Company issued the 2014 Securities under an Indenture dated as of December 1, 2006 (“Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the 2014 Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The 2014 Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms. If and to the extent that any provision of this 2014 Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

The 2014 Securities are general senior unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional 2014 Securities pursuant to Section 2.13 of the Indenture. The Initial 2014 Securities issued on the Issue Date, any Additional 2014 Securities and all 2014 Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

Upon the occurrence of (i) each of the 2014 Securities and the 2016 Securities, having Investment Grade Ratings from at least two of the three Rating Agencies; (ii) no Default having occurred or be continuing and (iii) the Company having delivered an Officers’ Certificate to the Trustee certifying that the conditions set forth in clauses (i) and (ii) have been satisfied, the Company and the Restricted Subsidiaries shall not be subject to Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09 and 4.10 of the Indenture.

5. Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the 2014 Securities.

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On and after December 1, 2010, the Company shall be entitled at its option to redeem all or a portion of the 2014 Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date) set forth below, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 1 of the years set forth below:

Period	Redemption Price
2010	103.688%
2011	101.844%
2012 and thereafter	100.000%

Prior to December 1, 2009, the Company shall be entitled at its option on one or more occasions to redeem 2014 Securities (including Additional 2014 Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the 2014 Securities (including Additional 2014 Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount on the redemption date) of 107.375%, plus accrued and unpaid interest to the redemption date, with the Net Available Cash from one or more Public Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of the 2014 Securities (including Additional 2014 Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than 2014 Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the date of the related Public Equity Offering.

In addition, prior to December 1, 2010, the Company shall be entitled at its option to redeem all, but not less than all, of the 2014 Securities at a redemption price equal to 100% of the principal amount of the 2014 Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

6. Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of 2014 Securities to be redeemed at his registered address. 2014 Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all 2014 Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such 2014 Securities (or such portions thereof) called for redemption.

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7. Put Provisions

Upon a Change of Control Triggering Event, any Holder of 2014 Securities will have the right to cause the Company to repurchase all or any part of the 2014 Securities of such Holder at a repurchase price equal to 101% of the principal amount of the 2014 Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase 2014 Securities upon the occurrence of certain events.

8. Guarantee

The payment by the Company of the principal of, and premium and interest on, the 2014 Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9. Denominations; Transfer; Exchange

The 2014 Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and integrals of $1,000 in excess thereof. A Holder may transfer or exchange 2014 Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2014 Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any 2014 Securities for a period of 15 days before a selection of 2014 Securities to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

The registered Holder of this 2014 Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

9

12. Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the 2014 Securities and the Indenture with respect to the 2014 Securities, if the Company deposits with the Trustee money, Eligible Obligations or U.S. Government Obligations for the payment of principal and interest on the 2014 Securities to redemption or maturity, as the case may be.

13. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture with respect to the 2014 Securities and the 2014 Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the 2014 Securities and (b) any default or noncompliance with any provision with respect to the 2014 Securities, may be waived with the written consent of the Holders of a majority in principal amount outstanding of the 2014 Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of the 2014 Securities, the Company and the Trustee shall be entitled to amend the Indenture with respect to the 2014 Securities or the 2014 Securities to cure any ambiguity, omission, defect or inconsistency (including conforming the Indenture to the provisions of the Offering Memorandum set forth under “Description of the notes”); to comply with Section 5.01 of the Indenture; to comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA as then in effect; to provide for uncertificated 2014 Securities in addition to or in place of certificated 2014 Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2) of the Code; to make any change that does not materially adversely affect the legal rights of any holder of 2014 Securities under the Indenture as then in effect; to secure the 2014 Securities and to make intercreditor arrangements with respect to any 2014 Security, unless the incurrence of such obligations or the security thereof is prohibited by the Indenture; to evidence or to provide for a replacement Trustee; to add Subsidiary Guarantees with respect to the 2014 Securities; or to add to the covenants and agreements of the Company or the Subsidiary Guarantors for the benefit of all the Holders of all of the 2014 Securities and to surrender any right or power herein reserved to the Company or the Subsidiary Guarantors.

14. Defaults and Remedies

Under the Indenture, Events of Default with respect to the 2014 Securities include (a) default for 30 days in payment of interest on the 2014 Securities; (b) default in payment of principal on the 2014 Securities at maturity, upon redemption pursuant to paragraph 5 of the 2014 Securities, upon acceleration or otherwise; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture with respect to the 2014 Securities or the 2014 Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $30 million; (e) certain events of bankruptcy or

10

insolvency with respect to the Company and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $30 million; and (g) certain defaults with respect to Subsidiary Guarantees of the 2014 Securities. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the 2014 Securities may declare all the 2014 Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the 2014 Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders of the 2014 Securities may not enforce the Indenture with respect to the 2014 Securities or the 2014 Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture with respect to the 2014 Securities or the 2014 Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the 2014 Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the 2014 Securities notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15. Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2014 Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

No past, present or future director, officer, employee, incorporator, agent or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the 2014 Securities, the Indenture with respect to the 2014 Securities or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder of any of the Subsidiary Guarantors of the 2014 Securities, as such, shall have any liability for any obligations of the Subsidiary Guarantors under the Subsidiary Guarantees with respect to the 2014 Securities, the Indenture with respect to the 2014 Securities or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2014 Securities and Subsidiary Guarantees of the 2014 Securities by accepting a 2014 Security and a Subsidiary Guarantee of the 2014 Securities waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the 2014 Securities and the Subsidiary Guarantees of the 2014 Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

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17. Authentication

This 2014 Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP Numbers and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers and ISIN Numbers to be printed on the 2014 Securities and has directed the Trustee to use CUSIP numbers and ISIN Numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the 2014 Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Holders’ Compliance with Registration Rights Agreement.

Each Holder of a 2014 Security, by acceptance hereof, acknowledges and agrees to the provisions of the 2014 Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21. Governing Law.

THIS 2014 SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder of 2014 Securities upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this 2014 Security in larger type. Requests may be made to:

The Mosaic Company

3033 Campus Drive, Suite E490

Plymouth, MN 55441

Attention: Treasurer

12

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	to the Company; or

	(1)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

	(2)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

13

(3)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(5)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	Notice:	To be executed by an executive officer

15

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, check the box:

☐  Asset Sale            ☐  Change of Control Triggering Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, state the amount in principal amount: $[ ]

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

17

EXHIBIT 2

to

RULE 144A/REGULATION S/IAI APPENDIX

[FORM OF FACE OF INITIAL 2016 SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[[FOR REGULATION S GLOBAL SECURITY ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend for Securities offered otherwise than in Reliance on Regulation S]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE

HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THE SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[Restricted Securities Legend for Securities Offered in Reliance on Regulation S.]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

2

[Temporary Regulation S Global Security Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE “40-DAY DISTRIBUTION COMPLIANCE PERIOD” (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, (B) TO A PERSON WHO IS PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

AFTER THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S

3

GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN AN IAI GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED (A) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS SECURITY (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SECURITIES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

BENEFICIAL INTERESTS IN A RULE 144A GLOBAL SECURITY OR AN IAI GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE).

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

4

No.	$

7 5/8% Senior Notes Due 2016

CUSIP No. [                    ]

ISIN No. [                    ]

The Mosaic Company, a Delaware corporation, promises to pay to [            ] or registered assigns, the principal sum of $[            ] on December 1, 2016.

Interest Payment Dates: June 1 and December 1, commencing June 1, 2007.

Record Dates: May 15 and November 15.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

THE MOSAIC COMPANY

By
Name:
Title:

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF

        AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the 2016 Securities referred to in the Indenture.

By
Authorized Signatory

5

[FORM OF REVERSE SIDE OF INITIAL 2016 SECURITY]

7 5/8% Senior Note Due 2016

1. Interest

The Mosaic Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 2016 Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the 2016 Registration Rights Agreement) occurs, additional interest will accrue on this 2016 Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on June 1 and December 1 of each year, commencing June 1, 2007. Interest on the 2016 Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 1, 2006. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this 2016 Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Company will pay interest on the 2016 Securities (except defaulted interest) to the Persons who are registered holders of 2016 Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if 2016 Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the 2016 Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated 2016 Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated 2016 Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

6

3. Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Company issued the 2016 Securities under an Indenture dated as of December 1, 2006 (“Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the 2016 Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The 2016 Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms. If and to the extent that any provision of this 2016 Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

The 2016 Securities are general senior unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional 2016 Securities pursuant to Section 2.13 of the Indenture. The Initial 2016 Securities issued on the Issue Date, any Additional 2016 Securities and all 2016 Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

Upon the occurrence of (i) each of the 2014 Securities and the 2016 Securities having Investment Grade Ratings from at least two of the three Rating Agencies; (ii) no Default having occurred or be continuing and (iii) the Company having delivered an Officers’ Certificate to the Trustee certifying that the conditions set forth in clauses (i) and (ii) have been satisfied, the Company and the Restricted Subsidiaries shall not be subject to Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09 and 4.10 of the Indenture.

5. Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the 2016 Securities.

7

On and after December 1, 2011, the Company shall be entitled at its option to redeem all or a portion of the 2016 Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date) set forth below, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 1 of the years set forth below:

Period	Redemption Price
2011	103.813%
2012	102.542%
2013	101.271%
2014 and thereafter	100.000%

Prior to December 1, 2009, the Company shall be entitled at its option on one or more occasions to redeem 2016 Securities (including Additional 2016 Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the 2016 Securities (including Additional 2016 Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount on the redemption date) of 107.625%, plus accrued and unpaid interest to the redemption date, with the Net Available Cash from one or more Public Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of the 2016 Securities (including Additional 2016 Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than 2016 Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the date of the related Public Equity Offering.

In addition, prior to December 1, 2011, the Company shall be entitled at its option to redeem all, but not less than all, of the 2016 Securities at a redemption price equal to 100% of the principal amount of the 2016 Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

6. Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of 2016 Securities to be redeemed at his registered address. 2016 Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all 2016 Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such 2016 Securities (or such portions thereof) called for redemption.

8

7. Put Provisions

Upon a Change of Control Triggering Event, any Holder of 2016 Securities will have the right to cause the Company to repurchase all or any part of the 2016 Securities of such Holder at a repurchase price equal to 101% of the principal amount of the 2016 Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase 2016 Securities upon the occurrence of certain events.

8. Guarantee

The payment by the Company of the principal of, and premium and interest on, the 2016 Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9. Denominations; Transfer; Exchange

The 2016 Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and integrals of $1,000 in excess thereof. A Holder may transfer or exchange 2016 Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2016 Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any 2016 Securities for a period of 15 days before a selection of 2016 Securities to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

The registered Holder of this 2016 Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

9

12. Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the 2016 Securities and the Indenture with respect to the 2016 Securities, if the Company deposits with the Trustee money, Eligible Obligations or U.S. Government Obligations for the payment of principal and interest on the 2016 Securities to redemption or maturity, as the case may be.

13. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture with respect to the 2016 Securities and the 2016 Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the 2016 Securities and (b) any default or noncompliance with any provision with respect to the 2016 Securities, may be waived with the written consent of the Holders of a majority in principal amount outstanding of the 2016 Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of the 2016 Securities, the Company and the Trustee shall be entitled to amend the Indenture with respect to the 2016 Securities or the 2016 Securities to cure any ambiguity, omission, defect or inconsistency (including conforming the Indenture to the provisions of the Offering Memorandum set forth under “Description of the notes”); to comply with Section 5.01 of the Indenture; to comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA as then in effect; to provide for uncertificated 2016 Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2) of the Code; to make any change that does not materially adversely affect the legal rights of any holder of 2016 Securities under the Indenture as then in effect; to secure the 2016 Securities and to make intercreditor arrangements with respect to any 2016 Security, unless the incurrence of such obligations or the security thereof is prohibited by the Indenture; to evidence or to provide for a replacement Trustee; to add Subsidiary Guarantees with respect to the 2016 Securities; or to add to the covenants and agreements of the Company or the Subsidiary Guarantors for the benefit of all the Holders of all of the 2016 Securities and to surrender any right or power herein reserved to the Company or the Subsidiary Guarantors.

14. Defaults and Remedies

Under the Indenture, Events of Default with respect to the 2016 Securities include (a) default for 30 days in payment of interest on the 2016 Securities; (b) default in payment of principal on the 2016 Securities at maturity, upon redemption pursuant to paragraph 5 of the 2016 Securities, upon acceleration or otherwise; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture with respect to the 2016 Securities or the 2016 Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $30 million; (e) certain events of bankruptcy or

10

insolvency with respect to the Company and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $30 million; and (g) certain defaults with respect to Subsidiary Guarantees of the 2016 Securities. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the 2016 Securities may declare all the 2016 Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the 2016 Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders of the 2016 Securities may not enforce the Indenture with respect to the 2016 Securities or the 2016 Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture with respect to the 2016 Securities or the 2016 Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the 2016 Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the 2016 Securities notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15. Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2016 Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

No past, present or future director, officer, employee, incorporator, agent or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the 2016 Securities, the Indenture with respect to the 2016 Securities or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder of any of the Subsidiary Guarantors of the 2016 Securities, as such, shall have any liability for any obligations of the Subsidiary Guarantors under the Subsidiary Guarantees with respect to the 2016 Securities, the Indenture with respect to the 2016 Securities or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2016 Securities and Subsidiary Guarantees of the 2016 Securities by accepting a 2016 Security and a Subsidiary Guarantee of the 2016 Securities waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the 2016 Securities and the Subsidiary Guarantees of the 2016 Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

11

17. Authentication

This 2016 Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP Numbers and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers and ISIN Numbers to be printed on the 2016 Securities and has directed the Trustee to use CUSIP numbers and ISIN Numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the 2016 Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. Holders’ Compliance with Registration Rights Agreement.

Each Holder of a 2016 Security, by acceptance hereof, acknowledges and agrees to the provisions of the 2016 Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

21. Governing Law.

THIS 2016 SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder of 2016 Securities upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this 2016 Security in larger type. Requests may be made to:

The Mosaic Company

3033 Campus Drive, Suite E490

Plymouth, MN 55441

Attention: Treasurer

12

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                          agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	to the Company; or

	(1)	☐ pursuant to an effective registration statement under the Securities Act of 1933; or

(2)

☐        inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

13

(3)	☐ outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

(4)	☐ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933; or

(5)

☐        to an institutional “accredited investor” (as defined in Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

14

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	Notice:	To be executed by an executive officer

15

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

16

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, check the box:

☐	Asset Sale	☐	Change of Control Triggering Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, state the amount in principal amount: $[            ]

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

17

EXHIBIT A

[FORM OF FACE OF 2014 EXCHANGE SECURITY]

*/ [If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.]

No.	$

7 3/8% Senior Notes Due 2014

CUSIP No. [                    ]

ISIN No. [                    ]

The Mosaic Company, a Delaware corporation, promises to pay to [            ] or registered assigns, the principal sum of $[            ] on December 1, 2014.

Interest Payment Dates: June 1 and December 1, commencing June 1, 2007.

Record Dates: May 15 and November 15.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

THE MOSAIC COMPANY

By
Name:
Title:

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF

        AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the 2014 Securities referred to in the Indenture.

By
Authorized Signatory

2

[FORM OF REVERSE SIDE OF 2014 EXCHANGE SECURITY]

7 3/8% Senior Note Due 2014

1. Interest

The Mosaic Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 2014 Security at the rate per annum shown above; [provided, however, that if a Registration Default (as defined in the 2014 Registration Rights Agreement) occurs, additional interest will accrue on this 2014 Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.]1 The Company will pay interest semiannually on June 1 and December 1 of each year, commencing June 1, 2007. Interest on the 2014 Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 1, 2006. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this 2014 Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Company will pay interest on the 2014 Securities (except defaulted interest) to the Persons who are registered holders of 2014 Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if 2014 Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the 2014 Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated 2014 Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated 2014 Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

[1]	Insert if at the date of issuance of the Exchange Security any Registration Default has occurred with respect to the related Initial Securities during the interest period in which such date of issuance occurs.

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3. Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Company issued the 2014 Securities under an Indenture dated as of December 1, 2006 (“Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the 2014 Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The 2014 Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms. If and to the extent that any provision of this 2014 Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

The 2014 Securities are general senior unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional 2014 Securities pursuant to Section 2.13 of the Indenture. The Initial 2014 Securities issued on the Issue Date, any Additional 2014 Securities and all 2014 Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

Upon the occurrence of (i) each of the 2014 Securities and the 2016 Securities having Investment Grade Ratings from at least two of the three Rating Agencies; (ii) no Default having occurred or be continuing and (iii) the Company having delivered an Officers’ Certificate to the Trustee certifying that the conditions set forth in clauses (i) and (ii) have been satisfied, the Company and the Restricted Subsidiaries shall not be subject to Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09 and 4.10 of the Indenture.

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5. Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the 2014 Securities.

On and after December 1, 2010, the Company shall be entitled at its option to redeem all or a portion of the 2014 Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date) set forth below, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 1 of the years set forth below:

Period	Redemption Price
2010	103.688%
2011	101.844%
2012 and thereafter	100.000%

Prior to December 1, 2009, the Company shall be entitled at its option on one or more occasions to redeem 2014 Securities (including Additional 2014 Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the 2014 Securities (including Additional 2014 Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount on the redemption date) of 107.375%, plus accrued and unpaid interest to the redemption date, with the Net Available Cash from one or more Public Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of the 2014 Securities (including Additional 2014 Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than 2014 Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the date of the related Public Equity Offering.

In addition, prior to December 1, 2010, the Company shall be entitled at its option to redeem all, but not less than all, of the 2014 Securities at a redemption price equal to 100% of the principal amount of the 2014 Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

6. Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of 2014 Securities to be redeemed at his registered address. 2014 Securities in denominations larger than $2,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to

5

pay the redemption price of and accrued interest on all 2014 Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such 2014 Securities (or such portions thereof) called for redemption.

7. Put Provisions

Upon a Change of Control Triggering Event, any Holder of 2014 Securities will have the right to cause the Company to repurchase all or any part of the 2014 Securities of such Holder at a repurchase price equal to 101% of the principal amount of the 2014 Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase 2014 Securities upon the occurrence of certain events.

8. Guarantee

The payment by the Company of the principal of, and premium and interest on, the 2014 Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9. Denominations; Transfer; Exchange

The 2014 Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and integrals of $1,000 in excess thereof. A Holder may transfer or exchange 2014 Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2014 Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any 2014 Securities for a period of 15 days before a selection of 2014 Securities to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

The registered Holder of this 2014 Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

6

12. Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the 2014 Securities and the Indenture with respect to the 2014 Securities, if the Company deposits with the Trustee money, Eligible Obligations or U.S. Government Obligations for the payment of principal and interest on the 2014 Securities to redemption or maturity, as the case may be.

13. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture with respect to the 2014 Securities and the 2014 Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the 2014 Securities and (b) any default or noncompliance with any provision with respect to the 2014 Securities, may be waived with the written consent of the Holders of a majority in principal amount outstanding of the 2014 Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of the 2014 Securities, the Company and the Trustee shall be entitled to amend the Indenture with respect to the 2014 Securities or the 2014 Securities to cure any ambiguity, omission, defect or inconsistency (including conforming the Indenture to the provisions of the Offering Memorandum set forth under “Description of the notes”); to comply with Section 5.01 of the Indenture; to comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA as then in effect; to provide for uncertificated 2014 Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2) of the Code; to make any change that does not materially adversely affect the legal rights of any holder of 2014 Securities under the Indenture as then in effect; to secure the 2014 Securities and to make intercreditor arrangements with respect to any 2014 Security, unless the incurrence of such obligations or the security thereof is prohibited by the Indenture; to evidence or to provide for a replacement Trustee; to add Subsidiary Guarantees with respect to the 2014 Securities; or to add to the covenants and agreements of the Company or the Subsidiary Guarantors for the benefit of all the Holders of all of the 2014 Securities and to surrender any right or power herein reserved to the Company or the Subsidiary Guarantors.

14. Defaults and Remedies

Under the Indenture, Events of Default with respect to the 2014 Securities include (a) default for 30 days in payment of interest on the 2014 Securities; (b) default in payment of principal on the 2014 Securities at maturity, upon redemption pursuant to paragraph 5 of the 2014 Securities, upon acceleration or otherwise; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture with respect to the 2014 Securities or the 2014 Securities, in certain cases subject to

7

notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $30 million; (e) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $30 million; and (g) certain defaults with respect to Subsidiary Guarantees of the 2014 Securities. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the 2014 Securities may declare all the 2014 Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the 2014 Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders of the 2014 Securities may not enforce the Indenture with respect to the 2014 Securities or the 2014 Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture with respect to the 2014 Securities or the 2014 Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the 2014 Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the 2014 Securities notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15. Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2014 Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

No past, present or future director, officer, employee, incorporator, agent or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the 2014 Securities, the Indenture with respect to the 2014 Securities or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder of any of the Subsidiary Guarantors of the 2014 Securities, as such, shall have any liability for any obligations of the Subsidiary Guarantors under the Subsidiary Guarantees with respect to the 2014 Securities, the Indenture with respect to the 2014 Securities or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2014 Securities and Subsidiary Guarantees of the 2014 Securities by accepting a 2014 Security and a Subsidiary Guarantee of the 2014 Securities waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the 2014 Securities and the Subsidiary Guarantees of the 2014 Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

8

17. Authentication

This 2014 Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP Numbers and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers and ISIN Numbers to be printed on the 2014 Securities and has directed the Trustee to use CUSIP numbers and ISIN Numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the 2014 Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. [Holders’ Compliance with Registration Rights Agreement

Each Holder of a 2014 Security, by acceptance hereof, acknowledges and agrees to the provisions of the 2014 Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.]2

21. Governing Law

THIS 2014 SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder of 2014 Securities upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this 2014 Security in larger type. Requests may be made to:

[2]	Delete if this Security is not being issued in exchange for an Initial Security.

9

The Mosaic Company

3033 Campus Drive, Suite E490

Plymouth, MN 55441

Attention: Treasurer

10

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

11

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, check the box:

☐  Asset Sale            ☐  Change of Control Triggering Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, state the amount in principal amount: $[            ]

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

[FORM OF FACE OF 2016 EXCHANGE SECURITY]

*/	[If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned “[TO BE ATTACHED TO GLOBAL SECURITIES]—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.]

No.	$

7 5/8% Senior Notes Due 2016

CUSIP No. [                    ]

ISIN No. [                    ]

The Mosaic Company, a Delaware corporation, promises to pay to [            ] or registered assigns, the principal sum of $[            ] on December 1, 2016.

Interest Payment Dates: June 1 and December 1, commencing June 1, 2007.

Record Dates: May 15 and November 15.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

THE MOSAIC COMPANY

By
Name:
Title:

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the 2016 Securities referred to in the Indenture.

By
Authorized Signatory

2

[FORM OF REVERSE SIDE OF 2016 EXCHANGE SECURITY]

7 5/8% Senior Note Due 2016

1. Interest

The Mosaic Company, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this 2016 Security at the rate per annum shown above; [provided, however, that if a Registration Default (as defined in the 2016 Registration Rights Agreement) occurs, additional interest will accrue on this 2016 Security at a rate of 0.25% per annum (increasing by an additional 0.25% per annum after each consecutive 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of 1.00%) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.]3 The Company will pay interest semiannually on June 1 and December 1 of each year, commencing June 1, 2007. Interest on the 2016 Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from December 1, 2006. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate borne by this 2016 Security plus 1.0% per annum, and it will pay interest on overdue installments of interest at the same rate to the extent lawful.

2. Method of Payment

The Company will pay interest on the 2016 Securities (except defaulted interest) to the Persons who are registered holders of 2016 Securities at the close of business on the May 15 or November 15 next preceding the interest payment date even if 2016 Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the 2016 Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository. The Company will make all payments in respect of a certificated 2016 Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated 2016 Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

[3]	Insert if at the date of issuance of the Exchange Security any Registration Default has occurred with respect to the related Initial Securities during the interest period in which such date of issuance occurs.

3

3. Paying Agent and Registrar

Initially, U.S. Bank National Association, a national banking association (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4. Indenture

The Company issued the 2016 Securities under an Indenture dated as of December 1, 2006 (“Indenture”), among the Company, the Subsidiary Guarantors and the Trustee. The terms of the 2016 Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The 2016 Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms. If and to the extent that any provision of this 2016 Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

The 2016 Securities are general senior unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 4.03 of the Indenture, to issue Additional 2016 Securities pursuant to Section 2.13 of the Indenture. The Initial 2016 Securities issued on the Issue Date, any Additional 2016 Securities and all 2016 Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; issue or sell capital stock of subsidiaries; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee indebtedness; restrict dividends or other payments of subsidiaries; consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in sale/leaseback transactions. These covenants are subject to important exceptions and qualifications.

Upon the occurrence of (i) each of the 2014 Securities and the 2016 Securities having Investment Grade Ratings from at least two of the three Rating Agencies; (ii) no Default having occurred or be continuing and (iii) the Company having delivered an Officers’ Certificate to the Trustee certifying that the conditions set forth in clauses (i) and (ii) have been satisfied, the Company and the Restricted Subsidiaries shall not be subject to Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09 and 4.10 of the Indenture.

4

5. Optional Redemption

Except as set forth below, the Company shall not be entitled to redeem the 2016 Securities.

On and after December 1, 2011, the Company shall be entitled at its option to redeem all or a portion of the 2016 Securities upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date) set forth below, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on December 1 of the years set forth below:

Period	Redemption Price
2011	103.813%
2012	102.542%
2013	101.271%
2014 and thereafter	100.000%

Prior to December 1, 2009, the Company shall be entitled at its option on one or more occasions to redeem 2016 Securities (including Additional 2016 Securities, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the 2016 Securities (including Additional 2016 Securities, if any) originally issued at a redemption price (expressed as a percentage of principal amount on the redemption date) of 107.625%, plus accrued and unpaid interest to the redemption date, with the Net Available Cash from one or more Public Equity Offerings; provided, however, that (1) at least 65% of such aggregate principal amount of the 2016 Securities (including Additional 2016 Securities, if any) remains outstanding immediately after the occurrence of each such redemption (other than 2016 Securities held, directly or indirectly, by the Company or its Affiliates); and (2) each such redemption occurs within 90 days after the date of the related Public Equity Offering.

In addition, prior to December 1, 2011, the Company shall be entitled at its option to redeem all, but not less than all, of the 2016 Securities at a redemption price equal to 100% of the principal amount of the 2016 Securities plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). The Company shall cause notice of such redemption to be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

6. Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of 2016 Securities to be redeemed at his registered address. 2016 Securities in denominations larger than $2,000 principal amount

5

may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all 2016 Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such 2016 Securities (or such portions thereof) called for redemption.

7. Put Provisions

Upon a Change of Control Triggering Event, any Holder of 2016 Securities will have the right to cause the Company to repurchase all or any part of the 2016 Securities of such Holder at a repurchase price equal to 101% of the principal amount of the 2016 Securities to be repurchased plus accrued interest to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the related interest payment date) as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Company will be required to offer to purchase 2016 Securities upon the occurrence of certain events.

8. Guarantee

The payment by the Company of the principal of, and premium and interest on, the 2016 Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Subsidiary Guarantors to the extent set forth in the Indenture.

9. Denominations; Transfer; Exchange

The 2016 Securities are in registered form without coupons in minimum denominations of $2,000 principal amount and integrals of $1,000 in excess thereof. A Holder may transfer or exchange 2016 Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any 2016 Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any 2016 Securities for a period of 15 days before a selection of 2016 Securities to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

The registered Holder of this 2016 Security may be treated as the owner of it for all purposes.

11. Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its

6

request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

12. Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the 2016 Securities and the Indenture with respect to the 2016 Securities, if the Company deposits with the Trustee money, Eligible Obligations or U.S. Government Obligations for the payment of principal and interest on the 2016 Securities to redemption or maturity, as the case may be.

13. Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (a) the Indenture with respect to the 2016 Securities and the 2016 Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the 2016 Securities and (b) any default or noncompliance with any provision with respect to the 2016 Securities, may be waived with the written consent of the Holders of a majority in principal amount outstanding of the 2016 Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of the 2016 Securities, the Company and the Trustee shall be entitled to amend the Indenture with respect to the 2016 Securities or the 2016 Securities to cure any ambiguity, omission, defect or inconsistency (including conforming the Indenture to the provisions of the Offering Memorandum set forth under “Description of the notes”); to comply with Section 5.01 of the Indenture; to comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA as then in effect; to provide for uncertificated 2016 Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163(f)(2) of the Code; to make any change that does not materially adversely affect the legal rights of any holder of 2016 Securities under the Indenture as then in effect; to secure the 2016 Securities and to make intercreditor arrangements with respect to any 2016 Security, unless the incurrence of such obligations or the security thereof is prohibited by the Indenture; to evidence or to provide for a replacement Trustee; to add Subsidiary Guarantees with respect to the 2016 Securities; or to add to the covenants and agreements of the Company or the Subsidiary Guarantors for the benefit of all the Holders of all of the 2016 Securities and to surrender any right or power herein reserved to the Company or the Subsidiary Guarantors.

14. Defaults and Remedies

Under the Indenture, Events of Default with respect to the 2016 Securities include (a) default for 30 days in payment of interest on the 2016 Securities; (b) default in payment of principal on the 2016 Securities at maturity, upon redemption pursuant to paragraph 5 of the 2016 Securities, upon acceleration or otherwise; (c) failure by the Company or any Subsidiary Guarantor to comply with other agreements in the Indenture

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with respect to the 2016 Securities or the 2016 Securities, in certain cases subject to notice and lapse of time; (d) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of the Company if the amount accelerated (or so unpaid) exceeds $30 million; (e) certain events of bankruptcy or insolvency with respect to the Company and the Significant Subsidiaries; (f) certain judgments or decrees for the payment of money in excess of $30 million; and (g) certain defaults with respect to Subsidiary Guarantees of the 2016 Securities. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the 2016 Securities may declare all the 2016 Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the 2016 Securities being due and payable immediately upon the occurrence of such Events of Default.

Holders of the 2016 Securities may not enforce the Indenture with respect to the 2016 Securities or the 2016 Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture with respect to the 2016 Securities or the 2016 Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the 2016 Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the 2016 Securities notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

15. Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of 2016 Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16. No Recourse Against Others

No past, present or future director, officer, employee, incorporator, agent or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the 2016 Securities, the Indenture with respect to the 2016 Securities or for any claim based on, in respect of, or by reason of, such obligations or their creation. No past, present or future director, officer, employee, incorporator, agent or stockholder of any of the Subsidiary Guarantors of the 2016 Securities, as such, shall have any liability for any obligations of the Subsidiary Guarantors under the Subsidiary Guarantees with respect to the 2016 Securities, the Indenture with respect to the 2016 Securities or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of 2016 Securities and Subsidiary Guarantees of the 2016 Securities by accepting a 2016 Security and a Subsidiary Guarantee of the 2016 Securities waives and releases all such liabilities. The waiver and release are part of the consideration for issuance of the 2016 Securities and the Subsidiary Guarantees of the 2016 Securities. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

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17. Authentication

This 2016 Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18. Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19. CUSIP Numbers and ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers and ISIN Numbers to be printed on the 2016 Securities and has directed the Trustee to use CUSIP numbers and ISIN Numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the 2016 Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

20. [Holders’ Compliance with Registration Rights Agreement

Each Holder of a 2016 Security, by acceptance hereof, acknowledges and agrees to the provisions of the 2016 Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.]4

21. Governing Law

THIS 2016 SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder of 2016 Securities upon written request and without charge to the Securityholder a copy of the Indenture which has in it the text of this 2016 Security in larger type. Requests may be made to:

[4]	Delete if this Security is not being issued in exchange for an Initial Security.

9

The Mosaic Company

3033 Campus Drive, Suite E490

Plymouth, MN 55441

Attention: Treasurer

10

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                      agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, check the box:

☐    Asset Sale                                         ☐    Change of Control Triggering Event

If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.06 or 4.10 of the Indenture, state the amount in principal amount: $[            ]

Dated:	Your Signature:
(Sign exactly as your name appears on the other side of this Security.)

Signature Guarantee:
(Signature must be guaranteed)

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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EXHIBIT 3 TO RULE 144A/REGULATION S/IAI APPENDIX

Form of

Transferee Letter of Representation

For 2014 Notes

The Mosaic Company

In care of

[            ]

[            ]

[            ]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[            ] principal amount of the 7 3/8% Senior Notes due 2014 (the “Securities”) of The Mosaic Company (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

(1) We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

(2) We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the

Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE:	,

by:

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EXHIBIT 4 TO RULE 144A/REGULATION S/IAI APPENDIX

Form of

Transferee Letter of Representation

For 2016 Notes

The Mosaic Company

In care of

[            ]

[            ]

[            ]

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[            ] principal amount of the 7 5/8% Senior Notes due 2016 (the “Securities”) of The Mosaic Company (the “Company”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

(1) We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

(2) We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (i) to the Company, (ii) in the United States to a person whom the seller reasonably believes is a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, (iii) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor purchasing for its own account or for the account of an institutional accredited investor, in each case in a minimum principal amount of the Securities of $250,000, (iv) outside the United States in a transaction complying with the provisions of Rule 904 under the Securities Act, (v) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (vi) subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (iii) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (iii), (iv) or (v) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

TRANSFEREE:	,

by:

2